                                                                    EXHIBIT 10.1


                                     SECOND
                              AMENDED AND RESTATED
                              FINANCING AGREEMENT


                                  BY AND AMONG


                            ENCORE WIRE CORPORATION
                                  AS BORROWER,


                           NATIONSBANK OF TEXAS, N.A.
                                   AS AGENT,

                                      AND

                           NATIONSBANK OF TEXAS, N.A.

                                      AND

                          BANK OF AMERICA, TEXAS, N.A.
                                   AS LENDERS




                          EFFECTIVE AS OF JUNE 9, 1997





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

                                                    TABLE OF CONTENTS
                                                    -----------------
ARTICLE I.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II.  REVOLVING CREDIT FACILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
             2.1      Loans.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
             2.2      Interest.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
             2.3      Repayment and Line Termination.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
             2.4      Mandatory Interim Principal Payments.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
             2.6      Purpose and Use of Funds.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
             2.7      Borrowing Base.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
             2.8      Unused Line Fee.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
             2.9      Reduction of Credit Limit.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
             2.10     Letters of Credit.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
             2.11     Continuing Representations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
             2.12     Cross Collateralization; Guaranty.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE III. INTEREST   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
             3.1      Interest.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
             3.1.1    Applicable Rate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
             3.1.2    Election of LIBOR Rate Option.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
             3.1.3    Interest Payment Dates.    . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . .  14
             3.1.4    Payment of Consequential Loss Upon Prepayment.  . . . . . . . . . . . . . . . . . . . . . . . .  14
             3.1.5    Limitation.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .  15
             3.1.6    Definitions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . . . .  15

ARTICLE IV.  PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
             4.1      Method of Payment.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . 18
             4.2      Pro Rata Treatment.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . 18
             4.3      Sharing of Payments, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . 18
             4.4      Non-Receipt of Funds by Agent.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . 19
             4.5      Withholding Taxes.  (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . 19
             4.6      Withholding Tax Exemption.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . 20

ARTICLE V.   CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
             5.1      Items to be Delivered by Borrower.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
             5.2      Loans Under Facility.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
             6.1      Corporate Name; Trade Names.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
             6.2      Chief Executive Office.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
             6.3      Corporate Existence.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
             6.4      Corporate Power and Authority; Validity.    . . . . . . . . . . . . . . . . . . . . . . . . . .  23
             6.5      No Conflicting Agreements.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23





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

              6.6      Share Ownership.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              6.7      Subsidiaries.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              6.8      Location of Books and Records.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              6.9      Receivables, Inventory Free and Clear.    . . . . . . . . . . . . . . . . . . . . . . . . .  23
              6.10     Financial Statements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              6.11     Litigation.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              6.12     Compliance with Laws.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              6.13     Judgments.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              6.14     Taxes.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              6.15     Title to Property.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              6.16     Consents.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              6.17     Full Disclosure.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              6.18     Solvency.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              6.19     Employee Relations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              6.20     Employee Benefit Plan.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              6.21     Environmental Matters.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              6.22     Representations and Warranties Cumulative.    . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE VII.  COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              7.1      Compliance Certificate.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              7.2      Authority.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              7.3      Books and Records; Inspection.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                               7.3.1    Books and Records.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                               7.3.2    Inspection.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              7.4      Corporate Existence.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              7.5      Annual Financial Statements.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              7.6      Interim Financial Statements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              7.7      SEC Filings.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              7.8      Borrowing Base Reports.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
              7.9      Aging Reports.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              7.10     Budget Updates and Additional Information.    . . . . . . . . . . . . . . . . . . . . . . .  29
              7.11     Notification of Contingent Liabilities.   . . . . . . . . . . . . . . . . . . . . . . . . .  29
              7.12     Notification of Material Changes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              7.13     Notification Regarding Default.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
              7.14     Payment of Taxes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
              7.15     Compliance with Laws.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
              7.16     Compliance with Agreements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
              7.17     Fees, Costs and Expenses.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
              7.18     Subordination Agreements.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
              7.19     Change of Fiscal Year.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
              7.20     Employee Benefit Plans.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
              7.21     Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
              7.22     No Liens; Inventory.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
              7.23     Insurance.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
              7.24     Sale of Assets.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34





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

               7.25     Dissolution, Liquidation, Merger.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
               7.26     Limitation on Indebtedness.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
               7.27     Limitation on Contingent Liabilities.   . . . . . . . . . . . . . . . . . . . . . . . . . .  34
               7.28     Change in Business.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
               7.29     Change in Management.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
               7.30     Dividends, Distributions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
               7.31     Redemptions and Acquisition of Shares.    . . . . . . . . . . . . . . . . . . . . . . . . .  34
               7.32     Bonuses, Consulting Fees to Shareholders and Directors.   . . . . . . . . . . . . . . . . .  35
               7.33     Loans to Officers, Directors, Shareholder and Others.   . . . . . . . . . . . . . . . . . .  35
               7.34     Transactions with Affiliates.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
               7.35     Acquisitions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
               7.36     Limitation on Investments.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
               7.37     Key Man Life Insurance.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
               7.38     Covenants Cumulative.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE VIII.  EVENT OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
               8.1      Event of Default.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE IX.    REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
               9.1      Refusal of Funding.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
               9.2      Remedies.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
               9.3      Enforcement Costs; Application of Proceeds.   . . . . . . . . . . . . . . . . . . . . . . .  38
               9.4      Waiver of Notices.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
               9.5      Setoff.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
               9.6      Performance by Agent and/or Lenders.    . . . . . . . . . . . . . . . . . . . . . . . . . .  38
               9.7      Non-waiver.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
               9.8      Application of Payments.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE X.     AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
               10.1     Appointment, Powers and Immunities.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
               10.2     Rights of Agent as a Lender.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
               10.3     Defaults.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
               10.4     INDEMNIFICATION.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
               10.5     Independent Credit Decisions.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
               10.6     Several Commitments.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
               10.7     Successor Agent.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE XI.    MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
               11.1     Effective Date; Termination.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
               11.2     Notices.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
               11.3     Use of Loan Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
               11.4     Lender's Records; Account Statements.   . . . . . . . . . . . . . . . . . . . . . . . . . .  42
               11.5     Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
               11.6     Non-applicability of Chapter 15 of Texas Credit Code  . . . . . . . . . . . . . . . . . . .  43
               11.7     Judgement Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43





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

                 11.8     INTEREST LIMITATION                                                                          43
                 11.9     Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 11.10    Continuing Rights of Agent and Lenders in respect of Obligations  . . . . . . . . . . . . .  46
                 11.11    Fees, Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 11.12    Acceptance and Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 11.13    Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 11.14    Express Waivers in respect of Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 11.15    WAIVER OF TRIAL BY JURY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 11.16    Copies Valid as Financing Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 11.17    GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 11.18    ENTIRE AGREEMENT.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 11.19    Amendments.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 11.20    EWC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 11.21    Accounting Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 11.22    Exhibits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 11.23    Cumulative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 11.24    Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 11.25    Multiple Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 11.26    Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 11.27    Prior Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 11.28    ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 11.29    Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52





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

                                     SECOND
                              AMENDED AND RESTATED
                              FINANCING AGREEMENT

         This Second Amended and Restated Financing Agreement dated effective June 9, 1997 is executed and entered into by and among ENCORE WIRE CORPORATION, a corporation organized under the laws of the State of Delaware ("Borrower"), NATIONSBANK OF TEXAS, N.A., a national banking association, and BANK OF AMERICA, TEXAS, N.A., a national banking association, in their individual capacities as "Lenders" (as such term is defined herein), and NATIONSBANK OF TEXAS, N.A., a national banking association, as agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Agent"). Agent in its individual capacity as a lender and Borrower previously executed and entered into (a) that certain Financing and Security Agreement dated effective as of December 31, 1993 (the "12/31/93 Financing and Security Agreement"), (b) that certain Amended and Restated Financing Agreement dated effective June 15, 1994 (the "6/15/94 Financing Agreement"), and (c) seven separate amendments to the 6/15/94 Financing Agreement (the "Amendments") (collectively, the 12/31/93 Financing and Security Agreement, the 6/15/94 Financing Agreement and the Amendments are referred to as the "Prior Financing Agreements"). Borrower, Agent and the Lenders have agreed to amend and restate such Prior Financing Agreements according to the terms and provisions as set forth hereinbelow. Therefore, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, together with the mutual benefits provided herein, Borrower, Agent and the Lenders hereby agree that the Prior Financing Agreements are hereby amended in their entirety and restated as follows:

                           ARTICLE I.  DEFINITIONS

         The following definitions shall apply throughout this Agreement:

         1.1 "Adjusted LIBOR Rate" shall have the meaning defined in paragraph 3.1.7.

         1.2 "Affiliate" includes any Person (i) that directly or indirectly controls or is controlled by Borrower (including without limitation all Subsidiaries), or is under common control with Borrower, or (ii) that directly or indirectly owns or holds five percent (5%) or more of any class of Voting Stock of Borrower or (iii) five percent (5%) or more of the Voting Stock of which is directly or indirectly owned or held by Borrower or (iii) that is an officer, director or shareholder of Borrower.

         1.3 "Affiliate Subordination Agreement" means a subordination agreement respecting officers, directors, shareholders or Affiliates of Borrower as prescribed by paragraph 7.18.

         1.4 "Agent" means as specified in the introductory paragraph of this Agreement.

         1.5 "Agreement" means this Financing Agreement and all exhibits and addenda, and any extension, amendment or modification thereof.

         1.6 "Applicable Margin" shall have the meaning prescribed in paragraph 3.1.6.

         1.7 "Assessment Rate" shall have the meaning defined in paragraph 3.1.6.

         1.8       "Assignee" means as specified in paragraph 11.9(b).

         1.9       "Assigning Lender" means as specified in paragraph
11.9(b).

         1.10 "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and its Assignee and accepted by Agent pursuant to paragraph 11.9(e), in substantially the form of Exhibit 1.10 hereto.

         1.11 "Availability" at any time means (i) the lesser of the Borrowing Base or the Revolving Credit Limit, minus (ii) the aggregate principal amount owing under the Facility minus (iii) the Letter of Credit Liabilities.

         1.12 "Bank of America" means BANK OF AMERICA, TEXAS, N.A., a national banking association, in its individual capacity as a Lender.

         1.13 "Borrower" means ENCORE WIRE CORPORATION, a corporation organized under the laws of the State of Delaware, whose chief executive office is located at 1410 Millwood Road, P.O. Box 1149, McKinney, Texas 75069-0545.

         1.14 "Borrowing Base" means the amount determined from time to time pursuant to paragraph 7.8 which is equal to eighty-five percent (85%) of the net amount of Eligible Accounts plus (ii) sixty-five percent (65%) of the net amount of Eligible Inventory.

         1.15 "Borrowing Base Report" means a Borrowing Base Report prescribed by paragraph 7.8.

         1.16 "Business Day" means any calendar day except Saturday, Sunday and those legal public holidays specified in 5 U.S.C. Section 6103(a), as may be amended from time to time.

         1.17 "Capital Expenditures" shall have the meaning prescribed in paragraph 7.21(b).

         1.18 "Code" means the Uniform Commercial Code in effect in the State of Texas.

         1.19 "Contract Term" means the period beginning on the effective date specified in the preamble of this Agreement and continuing through May 31, 2000.

         1.20 "Commitment" means, as to any Lender, the obligation of such Lender to make or continue Loans and incur or participate in Letter of Credit Liabilities hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto under the heading "Commitment" or, if such Lender is a party to an Assignment and Acceptance, the amount of the "Commitment" set forth in the most recent Assignment and Acceptance of such Lender, as the same may be reduced or terminated pursuant to paragraph 2.9 or 9.2, and "Commitments" means such obligations of all Lenders. As of the execution of this Agreement, the aggregate principal amount of the Commitments is $55,000,000.

         1.21 "Commitment Percentage" means, as to any Lender, the percentage equivalent of a fraction, the numerator of which is the amount of the outstanding Commitment of such Lender (or, if such Commitment has terminated or expired, the outstanding principal amount of the Loans and Letter of Credit Liabilities of such Lender) and the denominator of which is the aggregate amount of the outstanding Commitments of all Lenders (or, if such Commitments have terminated or expired, the aggregate outstanding principal amount of the Loans and Letter of Credit Liabilities of all Lenders), as adjusted from time to time in accordance with paragraph 11.9.

         1.22 "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

         1.23 "Dollars" and "$" means lawful money of the United States of America.

         1.24 "EBITDA" shall have the meaning prescribed in paragraph 7.21(b).

         1.25 "Effective Date" means the effective date specified in the preamble of this Agreement.

         1.26 "Eligible Accounts" means the net amount of the accounts of Borrower which meet each of the following criteria: (a) payment terms are within Borrower's ordinary course of business, and the account is aged less than one hundred twenty (120) days from the date of invoice and arose in the ordinary course of business from the bona fide sale of Inventory under an enforceable agreement, and such Inventory has been fully delivered thereunder; (b) the title of Borrower to the account is absolute and is not subject to any assignment, claim, lien or security interest; (c) the full amount shown on the books of Borrower and on the invoice evidencing the account, and on the Borrowing Base Report delivered to Agent, is owing to Borrower, and no partial payment has been made thereon, except as otherwise may be shown on such invoice and disclosed to Agent; (d) the account is not subject to any dispute, claim of reduction, counterclaim, set-off, recoupment or any claim for credits, allowances or adjustments by the account debtor, except for customary discounts allowed for prompt payment as may be noted on the invoice evidencing such account, or as has been disclosed to and approved by Agent; (e) the account is not an account that Agent in its sole discretion determines to be an unacceptable credit risk at the time of such determination; (f) the account debtor has not rejected, returned or refused to accept any Inventory relating to the transaction from which the account arose; (g) the account does not arise out of a contract or purchase order that, by its terms, forbids assignment, conditions assignment on consent by the account debtor or otherwise purports to make an assignment thereof conditional, void or unenforceable; (h) Borrower has not received any notice and has no knowledge of the dissolution or termination of existence of any corporate account debtor, or the insolvency, business failure or the filing of a petition in bankruptcy by or against any account debtor. Notwithstanding the foregoing, the total amount at any time includable in Eligible Accounts with respect to any account debtor shall not exceed an amount equal to ten percent (10.0%) of the aggregate amount of all of Borrower's accounts which otherwise meet all criteria for being Eligible Accounts (including those of such account debtor). Eligible Accounts shall not include any of the following: "contra accounts;" accounts subject to credit memos or accounts in connection with "C.O.D." sales, "bill and hold" sales, guaranteed sales, consignment sales or other special billing arrangements; amounts, if any, excludable in respect of returned inventory; amounts owing by any Affiliate; all amounts owing by any account debtor with respect to which more than twenty five percent (25.0%) of its aggregate amount of accounts owing to Borrower is aged one hundred twenty (120) or more days from the date of invoice; all amounts owing by the United States or any state or local government (unless otherwise expressly agreed by Agent); amounts owing by any account debtor whose principal place of business is located outside the United States.

         1.27      "Eligible Assignee" means (a) any Affiliate of a Lender or
(b) any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund or other financial institution having combined capital and surplus of at least $100,000,000 (whether a corporation, partnership or other entity) acceptable to Agent; provided however, so long as no Default exists, any such entity described in (b) must also be approved by Borrower, which approval may not be unreasonably withheld.

         1.28 "Eligible Inventory" means copper raw material inventory and finished goods inventory which is wire and cable inventory but unless otherwise agreed by Agent, does not in any event include (a) Inventory which is subject to any security interest, lien, encumbrance or claim by any Person, (b) Inventory acquired by Borrower other than in the ordinary course of business, and (c) Inventory which is damaged or obsolete or which otherwise is not in good saleable condition. Eligible Inventory shall be valued at the lesser of its cost or current market value, in a manner acceptable to Agent.

         1.29 "Environmental Damages" means all costs, judgments, good faith settlements, claims, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs, and expenses, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, and any attorneys' fees costs and expenses in connection therewith, which are incurred at any time as a result of the handling of Hazardous Materials, or the existence of conditions giving rise to a violation of Environmental Requirements resulting from Borrower's activities, including without limitation (i) all costs incurred in connection with the investigation or remediation of Hazardous Materials or violations of Environmental Requirements which are necessary to comply with any Environmental Requirements, including, fees incurred for the services of attorneys, consultants, contractors, experts and laboratories, and all other costs incurred in the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work, (ii) damages for personal injury, injury to property or natural resources occurring on or off of affected real property, consequential damages, the cost of demolition and rebuilding of any improvements on real property, and interest and penalties, and (iii) liability to any third party or governmental agency to reimburse, indemnify or provide contribution to such person or agency.

         1.30 "Environmental Requirements" means all legislative, regulatory, administrative and common law requirements relating to the protection of human health and safety or the environment, including, without limitation, applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, judgments, orders, judicial opinions, approvals, authorizations, concessions, franchises, and similar items issued or promulgated by governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, any state or any political subdivisions.

         1.31 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

         1.32 "ERISA Affiliate" means any Person which, together with Borrower, would be treated as a single employer under Section 4001 of ERISA or
Section 414 of the IRC.

         1.33 "Eurodollar Business Day" shall have the meaning defined in paragraph 3.1.6.

         1.34 "Event of Default" shall have the meaning defined in paragraph 8.1.

         1.35 "EWC" means EWC Corporation, a Nevada corporation and wholly owned Subsidiary of Borrower.

         1.36 "EWC Equipment Loans" means loans made by Borrower to EWC and used by EWC for the purpose of financing the acquisition of equipment which is leased by EWC to Borrower pursuant to lease arrangements satisfactory to Borrower and Lender.

         1.37 "Facility" means the revolving credit facility established by this Agreement.

         1.38 "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest one-sixteenth of one percent (1/16 of 1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and
(b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate which would be charged to the Reference Lender on such day on such transactions as determined by Agent.



         1.39 "Fiscal Quarter" means any of the following periods of three calendar months: (i) January through March, (ii) April through June, (iii) July through September or (iv) October through December, respectively.

         1.40 "Fixed Charge Ratio" shall have the meaning prescribed in paragraph 7.21(b).

         1.41 "Funded Debt" shall have the meaning prescribed in paragraph 7.21(b).

         1.42 "Governmental Authority" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         1.43 "Guaranty" means the guaranty agreement executed by EWC as provided in paragraph 2.12.

         1.44 "GAAP" means generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants, consistently applied). The requirement that such principles be consistently applied means that the accounting principles applied in a current period are comparable in all material respects to those applied in a preceding period.

         1.45 "Hazardous Materials" means any chemical substances, pollutants, contaminants, materials, or wastes, or combinations thereof, whether solid, liquid or gaseous in nature the presence of which requires or may require investigation or remediation under any federal, state or local statute, regulations, ordinance, order, action, policy or common law or which poses or threatens to pose a hazard to the health or safety of persons on or about real property affected by Borrower's activities, including without limitation, material (i) which is or becomes defined as "hazardous waste," "hazardous substance," "pollutant or contaminant" under any Environmental Requirements, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.) or (ii) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, urea formaldehyde from insulation, or radon gas.

         1.46 "Indemnified Claims" means any and all claims, demands, actions, causes of action, judgments, obligations, liabilities, losses, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with investigation or defense) of every kind, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against, or incurred or paid by, any Indemnified Person at any time and from time to time, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance, in any way connected with the Facility or the Loan Documents (including enforcement of Agent's and/or Lenders' rights thereunder or defense of Agent's and/or Lenders' actions thereunder), including but not limited to economic loss, property damage, personal injury or death in connection with, or occurring on or in the vicinity of, any property owned by Borrower through any cause whatsoever, any act performed or omitted to be performed under any Loan Documents, any breach by Borrower of any representation, warranty, covenant, agreement or condition contained in any Loan Documents or any Event of Default as defined in this Agreement. Indemnified Claims includes, without limitation, Environmental Damages. "Indemnified Claims" does not include any claims arising from fraud, gross negligence or willful misconduct of an Indemnified Person.

         1.47      "Indemnified Persons" collectively means Agent, each
Lender and their officers, directors, shareholders, employees, agents, attorneys and representatives, and any Person owned or controlled by, or which owns or controls or is under common control or is otherwise affiliated with, Agent or each Lender.

         1.48      "Interest Period" shall have the meaning defined in paragraph
3.1.6.

         1.49 "Inventory" means all of Borrower's inventory now or hereafter owned or acquired, including raw materials, work in process, finished goods and all other goods held for sale or lease, wherever located.
"Inventory" also includes returned inventory.

         1.50 "Issuing Bank" means NationsBank or such other Lender which is a commercial bank as Borrower and NationsBank may mutually designate from time to time which agrees to be the issuer of such Letter of Credit.

         1.51 "IRC" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

         1.52 "Lender" and "Lenders" means each of NationsBank and Bank of America, in their individual capacities as the original lenders to Borrower hereunder, and each other lending institution which may from time to time become a party hereto or any successor or assignee of any thereof.

         1.53 "Lender's Consequential Loss" shall have the meaning defined in paragraph 3.1.6.

         1.54 "LIBOR Based Rate" shall have the meaning defined in paragraph 3.1.6.

         1.55 "LIBOR Based Loan" means any loan under the Facility which is the subject of a LIBOR Rate Option.

         1.56 "LIBOR Rate Option" shall have the meaning defined in paragraph 3.1.6.

         1.57 "Letter of Credit" means any standby letter of credit issued by the Issuing Bank for the account of Borrower pursuant to this Agreement.

         1.58 "Letter of Credit Agreement" means, with respect to each Letter of Credit to be issued by the Issuing Bank therefor, the letter of credit application and reimbursement agreement which such Issuing Bank requires to be executed by Borrower in connection with the issuance of such Letter of Credit.

         1.59 "Letter of Credit Liabilities" means, at any time, the aggregate undrawn face amount of all outstanding Letters of Credit and all unreimbursed drawings under Letters of Credit.

         1.60 "Loan Documents" means this Agreement, the Revolving Notes, the Letter of Credit Agreements and any other documents or agreements executed in connection therewith, and also includes any and all renewals, extensions, modifications or amendments of any of the foregoing.

         1.61 "Loan Party" means (a) Borrower, (b) EWC, and (c) any other Person who is or becomes a party to any agreement, document or instrument that guarantees or secures payment or performance of the Obligations or any part thereof.

         1.62 "Loans" means as specified in paragraph 2.1, and "Loan" means any of such Loans.

         1.63 "London Interbank Offered Rate" shall have the meaning defined in paragraph 3.1.6.

         1.64 "Material Adverse Effect" means (i) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of Borrower or EWC, or (ii) material impairment of the ability of Borrower or EWC to perform any obligations under the Loan Documents.

         1.65 "Maximum Rate" means the greater of (i) the "monthly ceiling" as referred to and in effect from time to time under the provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-1.04(c), as amended, or (ii) the maximum rate of interest permitted from day to day by any other applicable state or federal law.

         1.66 "NationsBank" means NATIONSBANK OF TEXAS, N.A., a national banking association, in its individual capacity as a Lender.

         1.67 "Obligations" means (i) all obligations and indebtedness now or hereafter owing by Borrower under this Agreement, or otherwise arising in connection with this Agreement or any of the other Loan Documents, including without limitation, all loan repayment obligations, accrued interest and fees, costs and expenses as provided by this Agreement or any of the other Loan Documents, and any other amounts from time to time owing by Borrower to Agent or any Lender in connection therewith; (ii) any and all other indebtedness and obligations of every kind and character now or hereafter owing by Borrower to Agent or any Lender, whether direct or indirect, primary or secondary, joint, several, or joint and several, fixed or contingent, including indebtedness and obligations, if any, which may be assigned to or acquired by Agent or any Lender; and (iii) any and all renewals and extensions of the foregoing, or any part thereof.

         1.68 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         1.69 "Permitted Encumbrances" shall mean any liens arising by statute for taxes not yet due and payable and, subject to paragraph 8.1, any of the following so long as the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP shall have been made, levy and execution thereon shall have been stayed and continue to be stayed, and provided that any of such encumbrances do not in the aggregate materially detract from the value of Borrower's property, or materially impair the use thereof in the operation of its business: claims and liens for taxes due and payable; claims and liens upon, and defects of title to, personal property, including any attachment of personal property or other legal process prior to adjudication of a dispute on the merits; claims and liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like liens; and adverse judgments on appeal.

         1.70 "Person" means any individual, corporation, joint venture, general or limited partnership, trust, unincorporated organization or governmental entity or agency.

         1.71      "Plan" means any (i) any "employee benefit plan," as defined in Section 3(3) of ERISA, established or maintained by Borrower or any ERISA Affiliate now or during any of the preceding six years, and (ii) any other plan established or maintained now or during any of the preceding six years by Borrower or any ERISA Affiliate for its employees which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the IRC.

         1.72 "Prime Based Loan" shall have the meaning defined in paragraph 3.1.6.

         1.73 "Prime Based Rate" shall have the meaning defined in paragraph 3.1.6.

         1.74 "Prime Rate" shall have the meaning defined in paragraph 3.1.6.

         1.75 "Principal Office" means the principal office of Agent in Dallas, Texas, presently located at 901 Main Street, 7th Floor, Dallas, Texas 75202.

         1.76      "Prohibited Transaction" means any transaction described in
Section 406 of ERISA which is not exempt under Section 408 of ERISA and any transaction described in Section 4975(c) of the IRC which is not exempt under
Section 4974(c)(2) or Section 4975(d) of the IRC, or by the transitional rules of Section 414(c) and Section 2003(c) of ERISA.

         1.77 "Receivables" means all present and future accounts, chattel paper, contract rights, documents, instruments, deposit accounts, and general intangibles now or hereafter owned, held, or acquired by Borrower and includes, without limitation, all of the following: all of Borrower's accounts receivable, including all rights to payment for goods sold or leased or for services rendered, whether or not earned by performance (and in any case where an account arises from the sale of goods, the interest of Borrower in such goods); lease receivables; license receivables; notes receivable; all other rights to receive payments of money from any Person; documents of title; warehouse receipts; Borrower's right, title and interest under equipment leases; Borrower's rights under any service, lease rental, consulting or similar agreements; trademarks, trade names and service marks; rights or claims under contracts; all tax refunds or claims for tax refunds; books of account, customer lists and other records relating in any way to any of the foregoing.

         1.78      "Reference Lender" means NationsBank.

         1.79 "Reimbursement Obligation" means the obligation of Borrower to reimburse the Issuing Bank for any drawing under a Letter of Credit.

         1.80      "Reportable Event" means (i) any transaction described in
Section 406 of ERISA or the regulations thereunder for which the 30-day notice is not waived by said regulations, (ii) a withdrawal from a plan described in
Section 4063 or 4064 of ERISA, or (iii) a cessation of operations described in
Section 4062(f) of ERISA.

         1.81 "Required Lenders" means, at any date of determination, Lenders having in the aggregate at least 66 2/3% (in Dollar amount) of the aggregate amount of the outstanding Commitments (or, if such Commitments have terminated or expired, the aggregate outstanding principal amount of the Loans and the aggregate Letter of Credit Liabilities).

         1.82 "Reserve Requirement" shall have the meaning defined in paragraph 3.1.6.

         1.83 "Revolving Credit Limit" means the amount of (i) Fifty-Five Million Dollars ($55,000,000.00) for the period commencing on the date hereof through and including June 30, 1999 and

(ii) Fifty Million Dollars ($50,000,000) for the period commencing on July 1, 1999 until the last day of the Contract Term.


         1.84 "Revolving Notes" means the promissory notes executed by Borrower payable to the order of a Lender evidencing loans under the Facility, as provided in paragraph 2.1 and in the form attached hereto as Exhibit 1.84, and includes any and all renewals, extensions, amendments or modifications thereof.

         1.85 "Subsidiaries" at any time means all subsidiary corporations of Borrower that would be appropriate for inclusion in either consolidating or consolidated financial statements of Borrower determined according to GAAP, and "Subsidiary" means any of such corporations.

         1.86      "Tranche" shall have the meaning defined in paragraph 3.1.6.

         1.87 "Voting Stock" means sufficient shares of Borrower (however designated) having ordinary voting power for the election of a majority of the members of its board of directors (not including shares having such power only in the event of a contingency).

         General terms. Unless expressly provided otherwise, any term which is defined by the Code shall have the same meaning, wherever used in this Agreement, as is prescribed by the Code.

                   ARTICLE II.  REVOLVING CREDIT FACILITY

         2.1 Loans. Subject to and on the terms and conditions provided in this Agreement, each Lender hereby approves a revolving credit facility and severally agrees to make one or more loans to Borrower from time to time during the Contract Term in the aggregate amount up to such Lender's Commitment Percentage times the Availability. Borrower may borrow and repay amounts from time to time under the Facility, subject in all respects to the terms of this Agreement. Loans from time to time made by Lenders to Borrower under the Facility, and all accrued interest thereon, shall be payable as provided in this Agreement and additionally evidenced by the Revolving Notes. Such loans are referred to herein individually as a "Loan" and collectively as the "Loans."

         2.2 Interest. The unpaid principal from day to day outstanding under the Facility shall bear interest as provided in Article III.

         2.3 Repayment and Line Termination. Borrower shall make all payments with respect to the Loans to Agent for the account of the Lenders pursuant to the terms of payment as provided in Article IV. All unpaid principal and accrued interest under the Facility shall be payable as follows:
Accrued interest shall be payable as provided in paragraph 3.1.3.; subject to Lender's rights under Article IX, all unpaid principal borrowed under the Facility and all unpaid accrued interest thereon, and all other amounts payable hereunder relative to the Facility, shall be due and payable to Agent and/or Lenders in full, and the Facility shall terminate, on the last day of the Contract Term. To the extent that any accrued interest is not timely paid when due, Agent may at its option (but with no obligation to do so), debit the amount thereof to, and collect same from, any account maintained by Borrower with Agent, or add such amount to the unpaid principal due by Borrower under the Facility.

         2.4 Mandatory Interim Principal Payments. If at any time, from time to time, the aggregate unpaid principal amount outstanding under the Facility exceeds the Availability, Borrower shall make an immediate payment of principal under the Facility in an amount not less than the amount of such excess. All such amounts, if any, payable by Borrower shall be deemed to be payable on demand, and may be offset by Lenders against any amount owing by Lenders to Borrower, without prior notice to Borrower.

         2.5 Borrowing Procedure. Borrower shall give Agent written notice of each borrowing hereunder. Not later than 1:00 p.m. (Dallas, Texas time) on the date specified for each borrowing hereunder (which may be on the same day as Agent's receipt of the written notice of borrowing with respect to Base Rate Loans and which shall be at least three (3) days after Agent's receipt of the written notice of borrowing with respect to LIBOR Based Loans), each Lender will make available the amount of the Loan to be made by it on such date to Agent, at the Principal Office, in immediately available funds, for the account of Borrower. The amount so received by Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrower by wire transfer of immediately available funds to an account designated by Borrower no later than 2:00 p.m. (Dallas, Texas time) on such day.

         2.6 Purpose and Use of Funds. All amounts borrowed under the Facility shall be used by Borrower for working capital purposes or for the acquisition of equipment, in the ordinary course of Borrower's business.

         2.7 Borrowing Base. Any request for a Loan under the Facility which, if funded, would result in an aggregate amount outstanding under the Facility in excess of the Availability may be declined by Agent in its sole discretion without prior notice to Borrower.

         2.8 Unused Line Fee. Subject in all respects to the provisions of paragraph 11.8, in order to compensate Agent for costs and expenses associated with administration of the Facility, Borrower agrees to pay to Agent a fee in an amount equal to (i) one-quarter of one percent (0.25%) per annum if the ratio of Funded Debt to EBITDA is equal to or less than 2.75 to 1 or (ii) three-eighths of one percent (0.375%) if the ratio of Funded Debt to EBITDA is greater than 2.75 to 1, of the unused portion of the Facility (calculated on a daily basis for the applicable quarterly period or portion hereof), which shall be payable quarterly in arrears on the first day of each April, July, October and January during the term thereof and on the date of termination of the Facility.

         2.9 Reduction of Credit Limit. Borrower may reduce the amount of the Revolving Credit Limit by any integral multiple of $1,000,000.00, effective not earlier than the expiration of five (5) Business Days prior written notice to Agent; provided, that Borrower may not execute a reduction of the Revolving Credit Limit more than one time during any Fiscal Quarter, and provided further, that the Revolving Credit Limit may not be increased following any such reduction.

         2.10      Letters of Credit.  (a)   The Facility may be utilized by
Borrower to support the issuance of Letters of Credit for the account of Borrower, subject to the Availability, up to the maximum aggregate unfunded face amount at any time outstanding of $5,000,000.00. The maximum term of any such Letter of Credit shall be one (1) year, and no Letter of Credit shall be issued with an expiration date which is later than ninety (90) days after expiration of the Contract Term. Each such Letter of Credit shall be supported by a duly executed application and reimbursement agreement in form satisfactory to the Issuing Bank and shall be subject to payment to Agent for the account of the Lenders (based upon their respective Commitment Percentages) of an annual fee as provided therein, in an amount equal to one percent (1.0%) per annum (pro-rated for periods of less than one year) of the unfunded face amount thereof.

         (b) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or other drawing under such Letter of Credit, the Issuing Bank shall promptly notify Borrower and each Lender as to the amount to be paid as a result of such demand or drawing and the respective payment date. If at any time the Issuing Bank shall make a payment to a beneficiary of a Letter of Credit pursuant to a drawing under such Letter of Credit, each Lender will pay to the Issuing Bank, immediately upon the Issuing Bank's demand at any time commencing after such payment until reimbursement therefor in full by Borrower, an amount equal to such Lender's Commitment Percentage of such payment, together with interest on such amount for each day from the date of such payment to the date of payment by such Lender of such amount at a rate of interest per annum equal to the Federal Funds Rate.

         (c) At Borrower's option, Borrower (i) may promptly notify the Issuing Bank and the Agent after its receipt of notification from the Issuing Bank that a drawing has been made under a Letter of Credit that it desires to treat all amounts drawn under such Letter of Credit as a Loan, in which case such drawn amounts shall be subject to all terms and provisions hereof relating to Loans, or (ii) shall immediately reimburse the Issuing Bank for any amounts paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. If Borrower elects to reimburse the Issuing Bank as provided in (ii) above, the Issuing Bank will pay to each Lender such Lender's Commitment Percentage of all amounts received from or on behalf of Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Bank in respect of such Letter of Credit pursuant to subsection (b) above. Outstanding Reimbursement Obligations shall bear interest at the Applicable Rate and such interest shall be payable on demand.


         2.11 Continuing Representations. Except as may have been otherwise disclosed to Agent in writing, each request for a Loan under the Facility shall constitute a continuing representation that no event or condition that would be the subject of a required notice under paragraph 7.11 or paragraph 7.12 is in existence as of such time.

         2.12 Cross Collateralization; Guaranty. The Lenders have determined that Loans to Borrower under the Facility are conditioned upon additional credit support from EWC . Because of the inter-relationship between Borrower and EWC and their respective operations, EWC has determined (independently from considerations relative to any credit now or otherwise available to EWC from any Lender) that providing such additional credit support is within its corporate purpose, will be of direct and indirect benefit to EWC and is in its best interest. Accordingly, EWC shall execute and deliver for the benefit of Agent and the Lenders a guaranty agreement pursuant to which EWC shall guarantee to Agent and the Lenders the prompt payment and performance of all Obligations (such guaranty agreement to be in form and substance satisfactory to Agent). EWC hereby acknowledges that its agreement to the provisions of this paragraph is in consideration of the availability of loans to Borrower under this

Agreement and is not required by the Lenders or Agent as a condition to the availability of any credit to EWC under this Agreement or otherwise.

                            ARTICLE III. INTEREST

         3.1 Interest. The unpaid principal from day to day outstanding under the Facility shall bear interest as follows:

                 3.1.1      Applicable Rate.

                          (a) Subject to any election by Borrower in respect of the LIBOR Based Rate under paragraph 3.1.1(b), the unpaid principal from day to day outstanding under the Facility shall bear interest at the lesser of (i) the Prime Based Rate or
                 (ii) the Maximum Rate, provided, however that, subject to the provisions of paragraph 11.8, in the event that the Prime Based Rate shall exceed the Maximum Rate at any time and thereafter the Prime Based Rate shall be less than the Maximum Rate, the rate of interest applicable hereunder shall remain at the Maximum Rate until the aggregate accrued interest to date under the Facility equals the amount that would have accrued had the Prime Based Rate at all times remained in effect.

                          (b) Subject to limitation by the Maximum Rate and the terms and provisions of this Agreement, and in lieu of the rate otherwise applicable under paragraph 3.1.1(a), Borrower shall have the option to elect the LIBOR Based Rate as being applicable during any Interest Period to any Tranche of the Facility, provided, that any such Tranche shall be in the minimum amount of $500,000.00, and no more than six (6) separate Tranches may exist in the aggregate at any one time.

                          (c) Upon written notification to Borrower at any time when any Event of Default exists, the Applicable Rate otherwise applicable hereunder shall automatically increase by an additional five percent (5.0%) per annum, beginning on the effective date specified in such written notice (which shall be on or after the date on which any such Event of Default shall have first occurred) and continuing thereafter for so long as any such Event of Default remains uncured or until Lender may agree otherwise, provided, that all past due principal and all past due accrued interest under the Facility shall automatically accrue interest at the Maximum Rate.


                 3.1.2 Election of LIBOR Rate Option. Borrower may elect a LIBOR Rate Option at any time by written notice of election, in form satisfactory to Agent, delivered to Agent no later than 1:00 p.m. Dallas, Texas time on the second Eurodollar Business Day prior to the beginning of the Interest Period to which such LIBOR Rate Option shall be applicable, therein stating (i) the LIBOR Rate Option elected, (ii) the Interest Period selected, and the date such Interest Period is to begin, and (iii) the principal amount of the Tranche to be subject to such LIBOR Rate Option (which shall be at least $500,000.00). Any such written notice of election shall be irrevocable by Borrower. Any unpaid principal under the Facility with respect to which no timely election of an LIBOR Rate Option is made shall automatically be deemed to be subject to, and shall accrue interest at, the Prime Based Rate as provided by paragraph 3.1.1(a).

                 3.1.3      Interest Payment Dates.  Accrued   interest under
         the Facility shall be payable as follows: (a) accrued interest on Prime Based Loans shall be payable quarterly on the first day of each calendar quarter, and (b) accrued interest on any LIBOR Based Loan shall be payable on the last day of the Interest Period applicable thereto.

                 3.1.4 Payment of Consequential Loss Upon Prepayment. Prepayments of principal under the Facility shall be applied first in reduction of unpaid principal under the Prime Based Loan, and thereafter to any LIBOR Based Loan, as designated by Borrower (subject, however to paragraph 9.8). Any and all prepayments applied to any LIBOR Based Loan shall be subject to payment by Borrower to each Lender of such Lender's Consequential Loss, if any, which shall be payable to such Lender at the time of such prepayment. Each Lender's calculation of the amount, if any, of Lender's Consequential Loss in respect of any principal prepayment shall be conclusive in the absence of manifest error.

                 3.1.5 Limitation. With respect to any LIBOR Rate Option elected by Borrower, if (a) a Lender determines that deposits in Dollars, in applicable amounts, are not being offered to such Lender, or other major United States banks of comparable size to such Lender, in the London interbank Eurodollar market for the applicable Interest Period, or (b) a Lender determines that the LIBOR Based Rate will not adequately and fairly reflect the cost to such Lender of maintaining or funding the applicable portion of the Facility relative to such LIBOR Rate Option for such Interest Period, then at such Lender's option, such Lender may give notice to Borrower and thereby (i) suspend Borrower's option to elect a LIBOR Rate Option, pending any subsequent reinstatement in such Lender's discretion, and (ii) if the circumstances described in clause (a) or (b) are the result of any change after the date hereof in any law, rule or regulation, then with respect to any LIBOR Rate Option then applicable to any portion of the Facility, require such portion be converted to bear interest according to the Contract Rate as provided in paragraph 3.1.1(a) or, if such conversion is unlawful, shall be repaid in full (in which event any amounts payable under paragraph 3.1.4 shall also be paid at such time).


                 3.1.6 Definitions. The following terms shall be defined as herein provided:

                                  "Adjusted LIBOR Rate" shall mean a rate per
                          annum which is the London Interbank Offered Rate (determined and fixed for the duration of any Interest Period) as adjusted by Agent for the Reserve Requirement. Determination of the Adjusted LIBOR Rate shall be made by Agent in its discretion and shall be binding and conclusive in the absence of manifest error.

                                  "Applicable Margin" means the per annum
                          percentages, applicable in the case of Prime Based Loans and LIBOR Based Loans, respectively, under the specified conditions, as follows:

=================================================================================================================
           FUNDED DEBT                      APPLICABLE MARGIN                    APPLICABLE MARGIN
               to                                  for                                  for
             EBITDA                         PRIME BASED LOANS                    LIBOR BASED LOANS
=================================================================================================================
Less than 2.00 to 1.0                  Prime   minus   one   percent   per     Three-quarters of  one percent per
                                       annum(1.00%)                            annum(.75%)
-----------------------------------------------------------------------------------------------------------------
Equal  to or greater than 2.00 to      Prime minus  one percent per  annum     Seven-eighths  of one  percent per
1.0 and less than 2.75 to 1.0          (1.00%)                                 annum (0.875%)
-----------------------------------------------------------------------------------------------------------------

Equal  to or greater than 2.75 to      Prime minus  one percent per  annum     One  and  one-eighth  percent  per
1.0                                    (1.00%)                                 annum (1.125%)
=================================================================================================================


                          The Applicable Margin shall be measured and determined according to the quarterly consolidated financial statements delivered to Agent under paragraph 7.6. Any adjustment in the Applicable Margin after the Effective Date shall be deemed effective as of the first day following the end of the Fiscal Quarter for which an evaluation of conditions is made.

                                  "Assessment Rate" means, at any time, the
                          rate (rounded upwards, if necessary, to the nearest 1/16 of 1%) then charged by the Federal Deposit Insurance Corporation (or any successor) to a Lender for deposit insurance for dollar time deposits with such Lender at its principal office, as determined by such Lender.

                                  "Eurodollar Business Day" means any Business
                          Day on which dealings in United States Dollars are conducted in the London interbank market.

                                  "Interest Period" means in the case of a
                          LIBOR Based Loan, the period commencing on the first effective Eurodollar Business Day of a LIBOR Rate Option and ending one, two or three months thereafter, as designated by Borrower at the time of electing such LIBOR Rate Option, provided that (i) if any Interest Period would otherwise end on a day which is not a Eurodollar Business Day, then such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless to do so would extend such Interest Period into a subsequent calendar month, in which event such Interest Period shall end on the next preceding Eurodollar Business Day, and (ii) any Interest Period that begins on the last day of a calendar month, or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, shall end on the last Eurodollar Business Day of the last calendar month of such Interest Period, and provided further, that no Interest Period may end on a day which is after the expiration of the Contract Term.

                                  "Lender's Consequential Loss" with respect to
                          any prepayment applied to a LIBOR Based Loan, means any loss or expense incurred by a Lender as a result of any such prepayment including, without limitation, an amount equal to

                          (i) the amount of interest such Lender would have earned in respect of the amount of such principal prepaid for the remaining period until the date such amount would have matured, determined as of the date of any such prepayment, less (ii) the amount of interest, if any, such Lender is able to obtain by reloaning or reinvesting such amount for a period of time equal or reasonably equivalent to the remaining period until such date of maturity, determined as of the date of any such prepayment, plus (iii) any expense or penalty incurred by such Lender on reinvesting such principal amount.

                                  "LIBOR Based Rate" means the Adjusted LIBOR
                          Rate plus the Applicable Margin.

                                  "LIBOR Rate Option" means any election by
                          Borrower, in accordance with paragraph 3.1.2, to have any Tranche bear interest at the LIBOR Based Rate.

                                  "London Interbank Offered Rate" shall mean,
                          with respect to each Interest Period, the rate per annum (determined and fixed for the duration of such Interest Period) determined by Agent to be the per annum rate at which dollar deposits (in amounts comparable to the principal amount to be subject to the LIBOR Based Rate and for a period of time equal or comparable to the such Interest Period) in immediately available funds are offered (at approximately 9:00 a.m. Dallas, Texas time) two Eurodollar Business Days prior to the first day of such Interest Period by leading banks selected by Agent in the London Interbank Eurodollar market for delivery on the first day of such Interest Period.

                                  "Prime Based Loan" means that portion of the
                          amount at any time outstanding under the Facility which accrues interest at the Prime Based Rate.

                                  "Prime Based Rate" means, on any day, a
                          floating annual rate of interest calculated on the basis of actual days elapsed but computed as if each year consists of 360 days, equal to the sum of the Prime Rate effective as of the first day of the calendar month in which such day falls plus the Applicable Margin.

                                  "Prime Rate" means the rate of interest which
                          is announced from time to time by the Reference Lender as its prime rate of interest. It is acknowledged that the Prime Rate may not be the lowest or most favorable interest rate at any time charged by the Reference Lender.

                                  "Reserve Requirement" shall mean, on any day,
                          that percentage which is in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) applied for determining the reserve requirements (including without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D (12 C.F.R. Part 24), or any successor or other law or regulation relating to reserve requirements applicable to a Lender with respect to Eurocurrency liabilities or Eurocurrency funding, in the case of LIBOR Based Loans.

                                  "Tranche" means any portion of the Facility
                          the principal amount of which is subject to a LIBOR Rate Option designated as provided by paragraph 3.1.2, provided that no Tranche may exist with respect to any principal amount less than $500,000.00.

                             ARTICLE IV. PAYMENT

         4.1 Method of Payment. All payments of principal, interest, fees and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Agent at the Principal Office for the account of each Lender in Dollars and in immediately available funds, without setoff, deduction or counterclaim, not later than 1:00 p.m. (Dallas, Texas time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Borrower shall, at the time of making each such payment, specify to Agent the sums payable by Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Agent may apply such payment to the Obligations in such order and manner as Agent may elect, subject to paragraph 4.2). Upon the occurrence and during the continuation of an Event of Default, all funds of Borrower or any Guarantor in the possession of Agent or any Lender, may be applied by Agent to the Obligations in such order and manner as Agent may elect, subject to paragraph
4.2. Each payment received by Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and commitment fee, as the case may be.

         4.2 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) each Loan shall be made by the Lenders under paragraph 2.1, each payment of commitment fees under paragraph 2.7 shall be made for the account of the Lenders, and each termination or reduction of the Commitments under paragraph 2.8 shall be applied to the Commitments of the Lenders, pro rata according to the respective unused Commitments; (b) the making, conversion and continuation of Loans of a particular type shall be made pro rata among the Lenders holding Loans of such type according to the amounts of their respective Commitments; (c) each payment and prepayment by Borrower of principal of or interest on Loans of a particular type shall be made to Agent for the account of the Lenders holding Loans of such type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Lenders; (d) Interest Periods for Loans of a particular type shall be allocated among the Lenders holding Loans of such type pro rata according to the respective principal amounts held by such Lenders; and (e) the Lenders (other than the Issuing Bank) shall purchase participations in the Letters of Credit pro rata in accordance with their Commitment Percentages.

         4.3 Sharing of Payments, Etc. If a Lender shall obtain payment of any principal of or interest on any of the Obligations due to such Lender hereunder through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Obligations held by the other Lenders in such amounts, and make such adjustments from time to time, as shall be equitable to the end that all of the Lenders shall share pro rata in accordance with the unpaid principal and interest on the Obligations then due to each of them. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Each of Borrower and each other Loan Party agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Obligations by the other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness, liability or obligation of Borrower or any other Loan Party.

         4.4 Non-Receipt of Funds by Agent. Unless Agent shall have been notified by a Lender or Borrower (the "Payor") prior to the date on which such Lender is to make payment to Agent of the proceeds of a Loan to be made by it hereunder or Borrower is to make a payment to Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to Agent, the recipient of such payment shall, on demand, pay to Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such period.

         4.5 Withholding Taxes. (a) All payments by Borrower of principal of and interest on the Loans and the Letter of Credit Liabilities and of all fees and other amounts payable under the Loan Documents shall be made free and clear of, and without deduction by reason of, any present or future taxes, levies, duties, imposts, assessments or other charges levied or imposed by any Governmental Authority (other than taxes on the overall net income of any Lender). If any such taxes, levies, duties, imposts, assessments or other charges are so levied or imposed, Borrower will (i) make additional payments in such amounts so that every net payment of principal of and interest on the Loans and the Letter of Credit Liabilities and of all other amounts payable by it under the Loan Documents, after withholding or deduction for or on account of any such present or future taxes, levies, duties, imposts, assessments or other charges (including any tax imposed on or measured by net income of a Lender attributable to payments made to or on behalf of a Lender pursuant to this paragraph 4.5 and any penalties or interest attributable to such payments), will not be less than the amount provided for herein or therein absent such withholding or deduction (provided that Borrower shall not have any obligation to pay such additional amounts to any Lender to the extent that such taxes, levies, duties, imposts, assessments or other charges are levied or imposed by reason of the failure of such Lender to comply with the provisions of paragraph 4.6), (ii) make such withholding or deduction and (iii) remit the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Without limiting the generality of the foregoing, Borrower will, upon written request of any Lender, reimburse each such Lender for the amount of (A) such taxes, levies, duties, imports, assessments or other charges so levied or imposed by any Governmental Authority and paid by such Lender as a result of payments made by Borrower under or with respect to the Loans other than such taxes, levies, duties, imports, assessments and other charges previously withheld or deducted by Borrower which have previously resulted in the payment of the required additional amount to such Lender, and (B) such taxes, levies, duties, assessments and other charges so levied or imposed with respect to any Lender reimbursement under the foregoing clause (A), so that the net amount received by such Lender (net of payments made under or with respect to the Loans and the Letter of Credit Liabilities) after such reimbursement will not be less than the net amount such Lender would have received if such taxes, levies, duties, assessments and other charges on such reimbursement had not been levied or imposed. Borrower shall furnish promptly to Agent for distribution to each affected Lender, as the case may be, upon request of such Lender, official receipts evidencing any such payment, withholding or reduction.

         (b) Borrower will indemnify Agent and each Lender (without duplication) against, and reimburse Agent and each Lender for, all present and future taxes, levies, duties, imposts, assessments or other charges (including interest and penalties) levied or collected (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on the overall net income of Agent or such Lender or any lending office of Agent or such Lender by any jurisdiction in which Agent or such Lender or any such lending office is located, on or in respect of this Agreement, any of the Loan Documents or the Obligations or any portion thereof (the "reimbursable taxes"). Any such indemnification shall be on an after-tax basis, taking into account any such reimbursable taxes imposed on the amounts paid as indemnity.

         (c) Without prejudice to the survival of any other term or provision of this Agreement, the obligations of Borrower under this paragraph
4.5 shall survive the payment of the Loans and the other Obligations and termination of the Commitments.


         4.6 Withholding Tax Exemption. Each Lender that is not incorporated or otherwise formed under the laws of the U.S. or a state thereof agrees that it will, prior to or on or about the Effective Date or the date upon which it becomes a party to this Agreement and if it is legally able to do so, deliver to Borrower and Agent two duly completed copies of U.S. Internal Revenue Service Form 1001, 4224 or W-8, as appropriate, certifying in any case that such Lender is entitled to receive payments from Borrower under any Loan Document without deduction or withholding of any U.S. federal income taxes. Each Lender which so delivers a Form 1001, 4224 or W-8 further undertakes to deliver to Borrower and Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent, in each case certifying that such Lender is entitled to receive payments from Borrower under any Loan Document without deduction or withholding of any U.S. federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Agent that it is not capable of receiving such payments without any deduction or withholding of U.S. federal income tax.
                            ARTICLE V. CONDITIONS

         5.1 Items to be Delivered by Borrower. Prior to or simultaneously with execution and delivery hereof, Borrower shall deliver, or cause to be delivered, to Agent the following items:

                   (a) Articles of Incorporation and Certificate of Existence. A copy of the articles of incorporation, and all amendments thereto, of Borrower and EWC, accompanied by the certificate of the appropriate official of their respective states of incorporation bearing a date no more than ten (10) days prior to the date hereof, to the effect that such copies, respectively, are correct and complete and that Borrower and EWC, as the case may be, each is a corporation duly incorporated and validly existing in such state, and certified by the corporate secretary of Borrower and EWC, as the case may be, dated the date hereof, as being correct and complete as of the date hereof.

                   (b) Good Standing. Certification by the appropriate official of the state of incorporation of Borrower and EWC bearing a date no more than ten (10) days prior to the date hereof, to the effect that Borrower and EWC, as the case may be, each is in good standing with respect to payment of franchise and similar taxes, and certification by the Comptroller of Public Accounts of the state of Texas bearing a date no more than thirty (30) days prior to the date hereof confirming that Borrower and EWC each is duly qualified to transact business in the State of Texas. Borrower represents that to the extent required by applicable law, Borrower and EWC each is qualified or licensed to transact business in all jurisdictions in which operates or conducts business.

                   (c) By-Laws. A copy of the bylaws, and all amendments thereto, of Borrower and EWC, respectively, accompanied by certificates from their respective corporate secretary, dated the date hereof, to the effect that such copy is correct and complete as of the date hereof.

                   (d) Incumbency. Certification of incumbency of all officers of Borrower and EWC, respectively, executed by the president or vice president and by the corporate secretary, as of the effective date hereof, certifying the name and signature of each such officer.

                   (e) Resolutions. A copy of corporate resolutions of Borrower and EWC, respectively, approving this Agreement, authorizing the transactions contemplated hereby, and authorizing and directing a named officer or officers to sign and deliver all Loan Documents to be executed, duly adopted by the board of directors, accompanied by the certificate of the corporate secretary, dated the date hereof, that such copy is a true and complete copy of resolutions duly adopted by the board of directors, and that such resolutions have not been amended, modified, or revoked in any respect and are in full force and effect as of the date hereof. Such resolutions shall be in form and substance satisfactory to Agent, and in the case of EWC, shall include a bona fide finding by its board of directors that execution, delivery and performance of this Agreement is expected to directly and indirectly benefit EWC.

                 (f) Second Amended and Restated Financing Agreement. This Agreement, duly executed.

                 (g) Revolving Notes. The Revolving Notes to be delivered to all Lenders, duly executed.

                 (h)      Guaranty.  The Guaranty, duly executed by EWC.

                 (i) Insurance. Evidence of insurance in compliance with the requirements of paragraph 7.23.

                 (j) Affiliate Subordination Agreements. All Affiliate Subordination Agreements, if any, required by Agent under paragraph 7.18.

                 (k) Opinion of Borrower's Counsel. An opinion of counsel for Borrower, in form and substance satisfactory to Agent.

                 (l) Other Documents. Such other items as Agent may reasonably request in order to perfect or protect its interests and rights under the Loan Documents.

         5.2 Loans Under Facility. As a condition to each Loan under the Facility, each of the following requirements must be satisfied in Agent's discretion: (a) Borrower shall be current with respect to the delivery of Borrowing Base Reports and all items as required under paragraph 5.1, and the Borrowing Base must be confirmed by Agent, (b) the amount of Loans requested does not exceed the Availability as of the date of such Loans, (c) all representations and warranties contained in Article VI shall be true, correct and complete in all material respects except as supplemented pursuant to paragraph 7.12, and (d) no Event of Default shall have occurred and be continuing, or shall result from such Loans, and no other event or condition which is reasonably expected to result in a Material Adverse Effect or would be the subject of a required notice under paragraph 7.13 shall be in existence. Any request for Loans under the Facility at a time when any of the foregoing requirements is not satisfied may be declined by Agent without prior notice.

                 ARTICLE VI.  REPRESENTATIONS AND WARRANTIES

         6.1 Corporate Name; Trade Names. Borrower is conducting, transacting, and carrying on its business under its corporate name as designated in paragraph 1.10, and under the name "Encore Wire," and is not engaged in business under any other name.

         6.2 Chief Executive Office. Borrower's chief executive office is located at the address specified for Borrower in paragraph 1.12.

         6.3 Corporate Existence. Borrower is a corporation, duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified or licensed to transact business in all jurisdictions the laws of which require it to be so qualified or licensed.

         6.4 Corporate Power and Authority; Validity. Borrower possesses all requisite power and authority to own, lease and operate its properties and to carry on its business and to execute, deliver, and comply with the Loan Documents. Each of the Loan Documents has been duly authorized by all necessary corporate action and has been duly executed and delivered by Borrower, and evidences valid and binding obligations enforceable in accordance with its respective terms.

         6.5 No Conflicting Agreements. Borrower represents that the execution, delivery and performance of the Loan Documents will not violate its articles of incorporation or bylaws, nor constitute a default under, or result in a breach of, any contract, agreement, or other instrument to which it is a party or which is applicable to its property.

         6.6 Share Ownership. Each of Borrower's outstanding shares has been duly and validly issued and is fully paid and nonassessable. There are no subscriptions, options to purchase, conversion or exchange rights, warrants or other agreements, claims or commitments of any nature obligating Borrower to issue, transfer, deliver or sell additional shares of its capital stock, other than as previously disclosed to Agent in writing.

         6.7 Subsidiaries. Exhibit 6.7 is a true and correct copy of the following with respect to each of the Subsidiaries: (i) jurisdiction of incorporation, (ii) number of shares of stock of each class authorized, (iii) the number of shares of each class of stock outstanding and (iv) the number, and the percentage, of each such class of outstanding shares owned by Borrower or any other Subsidiary. Each Subsidiary is a corporation organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and proposed to be conducted. All outstanding shares of stock of each Subsidiary have been validly issued and are fully paid and non-assessable, and all shares owned by Borrower are free and clear of any lien, pledge, security interest or other encumbrance.

         6.8 Location of Books and Records. Borrower represents and warrants to Agent that all of its books and records are located at Borrower's chief executive office designated in paragraph 1.12, and at such other locations, if any, as are specified in Exhibit 6.8. Exhibit 6.8 correctly identifies the locations where all Inventory will be maintained. Borrower agrees that it will promptly notify Agent if it maintains such books and records at any location other than its chief executive office and those listed in Exhibit 6.8, and will provide Agent, upon request, with a report of the location of its Inventory, which report shall be delivered to Agent within fifteen (15) days after such request.

         6.9 Receivables, Inventory Free and Clear. Borrower represents to Agent that no security interests, liens or other encumbrances exist with respect to any of the Receivables or Inventory, except for Permitted Encumbrances.

         6.10 Financial Statements. Borrower has delivered to Agent financial statements respecting its financial condition and operations for Agent's review and reliance in connection with approving the Facility. All of such financial statements were prepared in accordance with GAAP, and are correct and complete, and fairly present the financial condition of Borrower on the respective dates thereof and the results of its operations for the respective periods then ended. There has been no material adverse change in the business, properties or financial condition of Borrower since the dates of such financial statements, respectively.

         6.11 Litigation. Other than as disclosed to Agent in Exhibit 6.11, Borrower represents that it is not a party to any pending lawsuits or proceedings before or by any state or federal court or governmental agency or instrumentality, and is not aware of any threatened or potential lawsuits, proceedings, claims, or investigations. The items, if any, disclosed in
Exhibit 6.11, in the event of any unfavorable or adverse determination, will not result in or cause a Material Adverse Effect.

         6.12 Compliance with Laws. Borrower represents that it is not in violation of any laws, regulations and orders in any respect which will result in or cause, or reasonably would be expected to result in or cause, a Material Adverse Effect.

         6.13 Judgments. There are no outstanding or unpaid judgments against Borrower.

         6.14 Taxes. Except as set forth in Exhibit 6.14, all tax returns or filings required to be filed by Borrower have been filed and all taxes imposed upon Borrower which are due and payable have been paid.

         6.15 Title to Property. Borrower has good and marketable title to all property reflected in the financial statements previously delivered to Agent or purported to have been acquired since such date, except property sold or otherwise disposed of subsequent to such date in the ordinary course of business. Borrower possesses all patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights, and copyrights which are required to conduct its business as now conducted without any known infringement or conflict by or against the rights of any Person.

         6.16 Consents. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution, delivery and performance of the Loan Documents. Borrower has all required governmental permits and licenses, if any, on account of its operations and activities and is in full compliance with the terms and conditions thereof, and all such permits and licenses are in full force and effect.

         6.17 Full Disclosure. Borrower has disclosed to Agent all material facts known to Borrower concerning its financial condition and business operations. All information furnished by Borrower to Agent was true and complete at the time of delivery thereof to Agent, and there has been no material change in any such information except as may have been disclosed by Borrower to Agent in writing. There is no fact known to Borrower which would be reasonably expected to result in a Material Adverse Effect during the term of this Agreement.

         6.18 Solvency. As of, and immediately following the effective date of this Agreement: (i) the fair saleable value of all assets of Borrower exceeds the amount of all of Borrower's existing debts and liabilities (including contingent liabilities), (ii) the assets of Borrower do not constitute an unreasonably small capital for the operation of Borrower's business as now conducted and as intended to be conducted, taking into account all known or projected capital requirements for such operations, (iii)

Borrower does not intend to incur debts beyond its ability to pay as they mature, and (iv) Borrower's cash flow is sufficient to pay all existing debts and liabilities as they become due.

         6.19 Employee Relations. Borrower is not aware of any contemplated, threatened or pending strike, work stoppage or other labor dispute involving its employees or the employees of any Affiliate.

         6.20 Employee Benefit Plan. Neither Borrower nor any of its ERISA Affiliates, nor any Plan, is in material violation in form or in operation of any provision of ERISA or any other applicable state or federal law, including the requirements of the IRC. No Prohibited Transaction or Reportable Event has occurred with respect to any Plan which reasonably would be expected to result in a Material Adverse Effect. No notice of intent to terminate a Plan under Title IV of ERISA has been filed within the 24-month period preceding the date hereof, nor has any Plan been terminated under
Section 4041(c) of ERISA since September 2, 1974. The PBGC has not instituted proceedings to terminate or appoint a trustee to administer a Plan, and no event has occurred and no condition exists which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan. Neither Borrower nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability to any multiemployer plan within the meaning of Section 3(37) or Section 3001(a)(3) of ERISA or Section 414 of the IRC. Neither Borrower nor any ERISA Affiliate has any obligation to provide medical benefits or coverage to any former employee other than as required under Section 4980B of the IRC or Part 6 of Title I of ERISA. Each Employee Benefit Plan subject to Section 4980B of the IRC has satisfied the applicable requirements of Section 4980B of the IRC. Each Plan meets the minimum funding requirements of IRC Section 412 and no waiver from the minimum funding requirements has been applied for or approved pursuant to Section 412(d) of the IRC. The reporting and disclosure requirements of each Plan have been timely and completely satisfied. Neither Borrower, any ERISA Affiliate nor any fiduciary of any Plan has engaged in conduct that would be a breach of any duty under Part 4, Subtitle B, Title I of ERISA. There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Borrower or any ERISA Affiliate, threatened against, or with respect to, any Plan or its assets, if any. Each Plan which is a "welfare benefit plan," as described in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued prior to such amendment. Termination of employment of any employee of Borrower or any ERISA Affiliate would not result in payments which, in the aggregate, would result in imposition of the sanctions imposed under Section 280G or Section 4999 of the IRC.

         6.21 Environmental Matters. Except as set forth in the environmental site assessment previously delivered to Agent pursuant to paragraph 5.1(o) of the 12/31/93 Financing and Security Agreement, Borrower represents and warrants to Agent that to the best of Borrower's knowledge: (a) all of Borrower's activities and conduct of business related to the use and handling of Hazardous Materials, comply and have at all times complied in all material respects with all Environmental Requirements; (b) neither Borrower nor any prior owner of the Collateral (as defined in the 12/31/93 Financing and Security Agreement) has received notice or other communication concerning any alleged violation of Environmental Requirements, whether or not corrected to the satisfaction of the appropriate authority, or notice or other communication concerning alleged liability for Environmental Damages, and there exists no writ, injunction, decree, order, judgment or lien, nor any lawsuit, claim, proceeding citation, directive, summons or investigation, pending or threatened, relating to the ownership, use, maintenance or operation of Borrower's business or any associated real property, by any Person, or from alleged violation of Environmental Requirements; (c) Borrower has all permits and licenses required to be issued to it by any governmental authority on account of any or all of its activities, and is in compliance in all material respects with the terms and conditions of all such permits and licenses. No change in the facts or circumstances reported or assumed in the application for or granting of any such permits or licenses exists, and such permits and licenses are in full force and effect.


         6.22 Representations and Warranties Cumulative. The representations and warranties contained in this Article VI are in addition to all other representations and warranties provided in the Loan Documents.

                           ARTICLE VII.  COVENANTS

         Throughout the Contract Term and until payment and performance in full of the Obligations, Borrower agrees as follows (unless otherwise allowed by prior written consent of Agent):

         7.1 Compliance Certificate. Within forty-five (45) days following the end of each fiscal quarter, Borrower shall deliver to Agent a certificate signed by the president or chief financial officer of Borrower certifying to Agent that no event or condition that would be the subject of a required notice under paragraph 7.12 or paragraph 7.13 is in existence as of the date of such certificate. Such certificate shall be deemed to be a continuing representation and warranty pending any subsequent certification or notification by Borrower respecting its compliance or non-compliance with this Agreement, and Borrower acknowledges that Agent shall rely upon the same in making loans under the Facility.

         7.2 Authority. Immediately following any effective change thereof (and at such other times, from time to time, at the request of Agent) Borrower shall certify to Agent the names and signatures of all Persons authorized to execute and deliver Borrowing Base Reports to Agent and any other documentation contemplated by or relating to any of the Loan Documents.

         7.3       Books and Records; Inspection.

                   7.3.1 Books and Records. Borrower shall keep and maintain proper, complete and consistent books of record and account respecting Borrower's affairs and financial condition in accordance with GAAP.

                  7.3.2 Inspection. Agent shall have the right without hindrance or delay to conduct field examinations to inspect, audit and copy Borrower's books, records, journals, correspondence and other records and data relating to Borrower's business and its properties. During normal business hours, Agent is authorized to discuss Borrower's affairs with any Person, including without limitation employees of Borrower, as Agent may deem necessary in relation to Borrower's financial condition or Agent's rights under the Loan Documents. To the extent not prohibited under the terms of Borrower's agreement with any credit reporting service, bureau or similar service, Agent shall have full access to all records available to Borrower from such credit reporting service, bureau or similar service and shall have the right to examine and make copies of any such records. Agent may exhibit a copy of this Agreement to such service and such service shall be entitled to rely on the provisions hereof in providing access to Agent as provided herein.

         7.4 Corporate Existence. Borrower shall preserve and maintain its corporate existence, good standing and authority to transact business in all jurisdictions where necessary for the proper conduct of its business, and shall maintain all of its properties, rights, privileges and franchises necessary or desirable in the normal conduct of its business.



         7.5 Annual Financial Statements. Borrower shall deliver to Agent, as soon as practicable after the end of each fiscal year, and in any event within one hundred forty-five (145) days thereafter, its unqualified audited consolidated and consolidating balance sheet as of the end of such fiscal year, and its audited consolidated and consolidating statement of income and retained earnings and consolidated and consolidating statements of cash flow, in reasonable detail, prepared in accordance with GAAP and certified by an independent certified public accounting firm acceptable to Agent as fairly presenting Borrower's financial condition and results of operations. Such financial statements shall be accompanied by a copy of the report to management delivered to Borrower by such accountants and also by a statement signed by Borrower's president or chief financial officer representing to Agent that such financial statements are true and complete and fairly present Borrower's financial condition and results of operation, and that no event or condition that would be the subject of a required notice under paragraph 7.12 or paragraph 7.13 is in existence as of the date of delivery of such statements.



         7.6 Interim Financial Statements. Borrower shall deliver to Agent, as soon as practicable after the end of each Fiscal Quarter and in any event within forty-five (45) days thereafter, a consolidated and consolidating balance sheet as of the end of such quarter, and consolidated and consolidating income statement for such quarter and for the period from the beginning of the current fiscal year to the end of such quarter, in reasonable detail and prepared in accordance with GAAP. Such financial statements shall be accompanied by a statement signed by Borrower's president or chief financial officer representing to Agent that such financial statements are true and complete and fairly present Borrower's financial condition and results of operations, and that no event or condition that would be the subject of a required notice under paragraph 7.12 or paragraph 7.13 is in existence as of the date of delivery of such statements.

         7.7 SEC Filings. Borrower shall deliver to Agent a correct and complete copy of (i) each Form 10-K Report filed with the Securities and Exchange Commission, which shall be delivered to Agent as soon as possible upon filing thereof and in any event within one hundred forty-five (145) days after the end of each fiscal year of Borrower, (ii) each Form 10-Q Report filed with the Securities and Exchange Commission, which shall be delivered to Agent as soon as possible upon filing thereof and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower and (iii) each other filing from time to time made with the Securities and Exchange Commission, which shall be delivered to Agent as soon as possible upon filing thereof.

         7.8 Borrowing Base Reports. On or before the thirtieth (30th) day of each calendar quarter, and at such other times as Agent may request, Borrower shall execute and deliver to Agent, in form satisfactory to Agent and Borrower, a Borrowing Base Report setting forth a certification of Eligible Accounts and Eligible Inventory as of the last day of the preceding calendar quarter and such other date as may be specified in such other Borrowing Base reports Borrower may deliver to Agent, and calculation of the Borrowing Base. Each Borrowing Base Report shall include a reconciliation of the calculation of the Borrowing Base as certified in the most recent Borrowing Base Report delivered to Agent, and be accompanied by such documents and supporting information relating to Eligible Accounts and Eligible Inventory as Agent may request. Borrower shall maintain, and shall furnish to Agent at Agent's request, such supporting documents or copies as Agent may require including, but not limited to: a schedule of Eligible Accounts created, and Eligible Inventory purchased and received, since the previous Borrowing Base Report delivered to Agent; copies of invoices and supporting delivery or service records in connection therewith; a schedule of collections received; copies of credit memos or other advices of credit or reductions against amounts previously billed; and such other reports as Agent may request from time to time. If any of such records or reports are prepared by an accounting service or other agent, Borrower hereby authorizes such service or agent to deliver such records, reports and related documents to Agent. Agent may exhibit a copy of this Agreement to any such service or agent and such service or agent shall be entitled to rely on the provisions hereof in providing such documentation to Agent. Each Borrowing Base Report shall bear a signed statement by an authorized officer of Borrower certifying the accuracy and completeness of all information included therein and shall incorporate therein by reference, as if fully set forth therein, all the terms and provisions hereof. The execution and delivery of a Borrowing Base Report shall in each instance constitute an agreement, representation and warranty by Borrower to Agent that: Borrower is the sole owner of Receivables and Inventory included therein free from any lien, security interest or encumbrance; each account included therein is in existence, unconditional and valid, and arose from a bona fide outright sale of Inventory by Borrower, in the ordinary course of business, for liquidated amounts as set forth in the Borrowing Base Report, and such Inventory has been delivered or provided to the respective account debtors; no account included therein arose in connection with a contract or assignment which purports to make an assignment or security interest therein void or conditions such assignment or security interest on consent of the account debtor; no account is subject to any sale, assignment, claim or security interest of any character and Borrower will not make any sale or other assignment thereof or create any other security interest therein; no account is subject to any claim for credit, deduction, allowance, extension or adjustment, defense, dispute, setoff or counterclaim, except for discounts for early payment and volume purchases and credits for returns of merchandise, as allowed by Borrower in the ordinary course of business as previously disclosed to Agent and with respect to early payment discounts, as reflected on the face of the invoice evidencing such account; all Inventory reflected in such Borrowing Base Report is held for sale in the ordinary course of Borrower's business, and no such Inventory is located at any location in breach of the requirements of this Agreement and no negotiable documents have been issued in respect of any such Inventory; no Inventory reflected in such Borrowing Base Report is returned Inventory subject to the restrictions of paragraph 7.22 unless otherwise disclosed to Agent in writing.


         7.9 Aging Reports. Contemporaneously with delivery of each Borrowing Base Report, and in any event within thirty (30) days after the end of each calendar quarter, Borrower shall furnish to Agent an analysis of amounts owing on all accounts included within the Receivables, showing an aging as follows: (i) those aged 60 days or less from date of invoice, (ii) those aged over 60 days, but less than 91 days, from date of invoice, (ii) those aged over 90 days, but less than 121 days, from date of invoice, and (iii) those aged over 120 days from date of invoice. Such analysis shall include a listing of the name and complete address of each account debtor and such other information as Agent may request.

         7.10 Budget Updates and Additional Information. In addition to information and items otherwise specifically required by the Loan Documents, Borrower shall furnish to Agent within 30 days after the last day of each calendar quarter quarterly reports setting forth expenditures made by Borrower for the prior quarter against the projected quarterly amounts of expenditures for such quarter for each line item appearing in the Budget (as such term is defined in paragraph 7.21(b) and all such other information, documentation or projections respecting its business affairs, assets, and liabilities as Agent may reasonably request.


         7.11 Notification of Contingent Liabilities. Promptly upon receiving notice or otherwise becoming aware thereof, Borrower shall notify Agent of any pending or threatened lawsuit, claim, action, liability, investigation or proceeding that would be treated as a contingent liability under GAAP and is in an amount in excess of $100,000.00.

         7.12 Notification of Material Changes. Borrower will notify Agent in writing at least thirty (30) days prior to the occurrence of any of the following: (i) change of Borrower's name, (ii) change of Borrower's address or principal place of business, (iii) change of the location of Borrower's books and records, (iv) the opening of any new place of business or the closing of any existing place of business (excluding any such places of business that result solely from arrangements made by Borrower with its sales representatives) in the ordinary course of business, or (v) use of any trade name, fictitious name or other assumed name. Borrower shall promptly notify Agent of any change in any other material fact or circumstance represented or warranted in any of the Loan Documents.

         7.13 Notification Regarding Default. Borrower shall immediately notify Agent in writing upon becoming aware of the existence of any condition or event which constitutes an Event of Default or any condition or event which, after notice or lapse of time, or both, would constitute an Event of Default, therein specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect to such condition or event. Borrower shall immediately notify Agent in writing if it knows, or reasonably expects, that an Event of Default will occur, therein specifying the nature of the anticipated Event of Default. Without limiting the foregoing, Borrower will also immediately notify Agent of any of the following: (i) Borrower's board of directors has authorized the filing by Borrower of a petition in bankruptcy,
(ii) Borrower is aware that any covenant under this Agreement has been breached, or reasonably expects that any such covenant will be breached, (iii) Borrower is aware that any account debtor obligated on any Receivables is in bankruptcy (provided, that no such notice shall be required with respect to any such account debtor (a) from whom the aggregate account balance owing to Borrower is less than ten percent (10%) of the total aggregate amount of Borrower's accounts and (b) to whom Borrower's aggregate sales during the preceding twelve (12) calendar months was less than ten percent (10%) of the total aggregate of all of Borrower's sales during such period), and (iv) repossession or attempted repossession by any Person of any Inventory.

         7.14 Payment of Taxes. Borrower shall promptly pay, or cause to be paid, when due, any and all taxes except such taxes as may be contested in good faith by appropriate proceedings, provided, that adequate reserves shall be maintained as are appropriate according to GAAP. At Agent's request pending resolution of any such contest and prior to the delinquency of such tax, Borrower shall furnish to Agent a cash reserve in the amount of the tax, together with a reasonable additional sum to pay all projected costs, interest and penalties in connection therewith, conditioned that such tax, together with applicable interest, cost, and penalties, if any, be timely paid to the extent required upon resolution of such contest. Borrower agrees that it shall immediately notify Agent of the initiation of any such contest and advise Agent from time to time of the status thereof. Borrower shall promptly pay any amounts adjudged to be due pursuant to any such contest, with all costs, penalties, and interest thereon, before such judgment becomes final or any writ or order is issued under which Borrower's property, or any portion thereof, may become subject to any lien or encumbrance.

         7.15 Compliance with Laws. Borrower shall comply with all applicable laws, regulations and orders applicable to it or its property, a violation of which would reasonably be expected to result in a Material Adverse Effect. At Agent's request, Borrower will provide Agent with evidence of Borrower's compliance with Environmental Requirements.

         7.16 Compliance with Agreements. Borrower shall comply in all material respects with all agreements, indentures, mortgages, or documents binding upon Borrower or affecting its property or business.

         7.17 Fees, Costs and Expenses. Borrower agrees to promptly pay upon demand all costs, fees and expenses as provided in paragraph 11.11.

         7.18 Subordination Agreements. At Agent's request, all present and future obligations due by Borrower to Affiliates (excluding ordinary course items such as travel and expense reimbursements and other similar ordinary course items determined by agreement) shall be subordinate in right of payment and claim to the Obligations, pursuant to definitive subordination agreements executed by Borrower and such Affiliates in form satisfactory to Agent.

         7.19 Change of Fiscal Year. Borrower shall notify Agent at least ninety (90) days prior to the effective date of any change in its fiscal year.

         7.20 Employee Benefit Plans. Borrower shall timely deliver the following to Agent: (a) a copy of any notice of noncompliance received from the PBGC under Section 4041(b)(2)(c), within three (3) days after receipt of such notice; (b) a copy of any notice received by Borrower or any ERISA Affiliate, or the administrator of any Plan, that the PBGC has instituted proceedings to terminate such Plan or to appoint a trustee to administer such Plan, promptly upon receipt and in no event more than three (3) days after the receipt of such notice; (c) a copy of any notice received by Borrower or any ERISA Affiliate concerning the imposition of any withdrawal liability under Section 4202 of ERISA, within ten (10) days after receipt thereof by Borrower or such ERISA Affiliate; (d) a copy of any notification of intention to impose or assert withdrawal liability under ERISA against Borrower or any ERISA Affiliate, promptly upon receipt thereof and in any event within three (days) of receipt thereof; and (e) a copy of any notice from the Internal Revenue Service regarding revocation or investigation of possible revocation of the qualified status of any Plan under the IRC, promptly upon receipt thereof and in any event within three (3) days after receipt thereof. If requested by Agent, Borrower shall timely deliver the following to Agent: (f) a copy of all materials required to be filed with the PGBC with respect to any Reportable Event, within ten (10) days after the earlier of the filing or the occurrence thereof; (g) a copy of any notice sent by Borrower to participants of a Plan of Borrower's intent to terminate such Plan, no later than the date such notice is required to be provided to participants under Section 4041(a)(2) of ERISA;

(h) a copy of each annual and other report with respect to each Plan or any trustee created thereunder, promptly after the filing thereof with the United States Secretary of Labor or the PBGC; and (i) such additional information concerning any of Borrower's Employee Benefit Plans as may be requested by Agent. Borrower shall make prompt payment of all contributions required under all Plans to the extent required to meet the minimum funding standard set forth in ERISA with respect to such Plans, but shall reduce contributions or benefits if and to the extent necessary to avoid an Event of Default hereunder to the extent such reduction is not prohibited by applicable provisions of ERISA.

         7.21      Financial Covenants.

                   (a) Borrower agrees that the following financial covenants must be maintained as set forth herein. Borrower's compliance shall be measured as of the end of each Fiscal Quarter, unless the context provides otherwise.

                          1. Fixed Charge Ratio. Fixed Charge Ratio shall not at any time be less than 2.5 to 1.

                          2. Funded Debt to EBITDA. Funded Debt to EBITDA shall not at any time be more than 3.0 to 1.0.

                          3. Capital Expenditures. Capital Expenditures shall not exceed in any fiscal year the sum of (i) $5,000,000.00, (ii) expenditures made pursuant to the line item designated "Other Equipment" in the Budget, but only up to an aggregate amount of $4,000,000.00, and (iii) the expenditures provided in the Budget for construction of the Rod Mill and Distribution Center for such fiscal year. Capital Expenditures for the Rod Mill and Distribution Center (A) may not exceed $23,500,000.00 in the aggregate for the entire project and (B) may not exceed $1,000,000.00 above the amount provided in the Budget for any single line item which is included in the construction costs for the Rod Mill and Distribution Center.

                   (b) For purposes of measuring the financial covenants under this paragraph, the following definitions shall apply, each determined on a consolidated basis for Borrower and the Subsidiaries according to GAAP:

                          1.      "Budget" means the budget attached hereto as
                                  Exhibit 7.21(b)(1).

                          2. "Capital Expenditures" means all expenditures which are classified as capital expenditures according to GAAP.

                          3 "EBITDA" means an amount equal to the sum of the following, determined for the preceding four (4) completed Fiscal Quarters: (i) income before provision for income taxes plus
                                  (ii) all interest charges paid or accrued plus (iii) depreciation and amortization.

                          4. "Fixed Charge Ratio" means the ratio of the following, determined for the preceding four
                                  (4) Fiscal Quarters: (a) the sum of income before provision for income taxes plus Lease Expense plus Interest Expense, (b) divided by the sum of Lease Expense plus Interest Expense.

                                  As used herein "Lease Expense" means all operating lease expenses and "Interest Expense" means all interest charges paid or accrued, excluding capitalized interest, if any.


                          5. "Funded Debt" at any time means an amount equal to the aggregate principal amount outstanding at such time under the Facility.

                          6. "Rod Mill and Distribution Center" means the rod mill and distribution center to be constructed by Borrower, the costs of which are set forth in the Budget.


         7.22 No Liens; Inventory. (i) Borrower covenants and agrees that it will not grant, or suffer to exist, any security interest, lien or other encumbrance on any of its assets other than liens with respect to indebtedness permitted by paragraph 7.26 (c) and (d) and Permitted Encumbrances and (ii) all such assets shall at all times be and remain free and clear of security interests, liens or other encumbrances other than Permitted Encumbrances. Borrower represents and warrants to Agent that all Inventory shall be held for sale in the ordinary course of Borrower's business, and is and will be fit for such purpose. Borrower will keep the Inventory in good and marketable condition, at its own expense. All sales of Inventory shall be in accordance with applicable law. Borrower will maintain a perpetual inventory system for finished goods at all times. Borrower will conduct a physical count of the Inventory at least once per calendar year and at Agent's request shall promptly supply Agent with a copy of such count. No negotiable documents have been issued in respect of any Inventory, and none shall be issued without prior written notice to Agent. No Inventory is held by Borrower on consignment or approval, or on a sale or return, bill-and-hold, guaranteed sale, repurchase or similar basis and, no Inventory has been sold or delivered to any Person on consignment or approval, or on a sale or return, bill-and-hold, guaranteed sale, repurchase or similar basis. Borrower will not acquire or accept any Inventory on consignment or approval, or on a sale or return, bill-and-hold, guaranteed sale, repurchase or similar basis without the prior written consent of Agent and Borrower will not sell any Inventory on consignment or approval, or on a sale or return, bill-and-hold, guaranteed sale, repurchase or similar basis without the prior written consent of Agent, provided that, this shall not preclude Borrower from holding at Borrower's facilities raw materials and other goods owned by suppliers and other third parties (separately identified and segregated from the Inventory), in exchange for such consideration as Borrower deems to be adequate. Unless Agent agrees otherwise, all returned Inventory shall be segregated from all other Inventory, and shall not be reported as Eligible Inventory, unless and until Borrower demonstrates to Agent's satisfaction that such returned Inventory is in saleable condition and meets all criteria for Eligible Inventory. Unless otherwise agreed by Agent, the amount of Borrower's accounts relating to all returned Inventory shall be deemed excluded from Eligible Accounts. Except for sales in the ordinary course of business, Borrower will not deliver possession or control of any Inventory held at Borrower's chief executive office to any Person without Agent's prior written consent. At Agent's request, Borrower will cause the landlord to execute and deliver to Agent a landlord's waiver with respect to any leased locations where any Inventory will be located, thereby waiving any right to claim a landlord's lien therein. Borrower shall immediately notify Agent upon receipt of any notice from any Person claiming past due rent, fees or other charges in respect of any Inventory.

         7.23 Insurance. Borrower shall keep and maintain adequate insurance with respect to its business and property, written by insurers acceptable to Agent (or, as to workers' compensation or similar insurance, self-insurance authorized by the jurisdiction in which it operates). Such insurance shall be with respect to loss, damages, and liability of amounts not less than reasonably requested by Agent, and shall include, at minimum, extended coverage insurance, insurance against business interruption, insurance for workers compensation, and insurance for general premises liability, fire, theft, burglary, pilferage, loss in transit, casualty and all risk. Borrower will make timely payment of all premiums required to maintain such insurance in force. Borrower shall deliver copies of each insurance policy to Agent upon request. If Borrower fails to procure such insurance or to pay the premiums therefor when due, Agent shall have the right (but with no obligation) to make such payment, which amount Borrower shall pay to Agent on demand or, at Agent's option (but with no obligation to do so) Agent may add such amount to the unpaid principal due by Borrower under the Facility, in which event such amount will be deemed paid and the aggregate amount thereof shall be treated as a loan under the Facility.

         7.24 Sale of Assets. Borrower will not sell or dispose of any assets other than the sale of Inventory, or disposal or replacement of equipment, in the ordinary course of business.

         7.25 Dissolution, Liquidation, Merger. Borrower shall not dissolve or liquidate, or become a party to any merger or consolidation with any Person.

         7.26 Limitation on Indebtedness. Borrower will not be obligated, directly or indirectly, for borrowed money or otherwise under any promissory note, bond, indenture or similar instrument, other than (a) in favor of Agent and the Lenders hereunder, (b) trade indebtedness incurred in the normal and ordinary course of Borrower's business and not more than ninety (90) days past due, and (c) (i) indebtedness of Borrower under capitalized leases and (ii) purchase money indebtedness in connection with the purchase of equipment, if the payments required in respect of such capitalized leases and purchase money indebtedness do not exceed $100,000.00 in the aggregate during any 12-month period.

         7.27 Limitation on Contingent Liabilities. Borrower will not be directly or indirectly liable in connection with the obligations of any Person, whether by guarantee, surety, endorsement (other than endorsement of negotiable instruments for collection in the ordinary course of business), agreement to purchase or repurchase, agreement to make investments, agreement to provide funds or maintain working capital, or any agreement to assure a creditor against loss, other than (a) those in favor of Agent and the Lenders hereunder, and (b) indemnities by Borrower of liabilities of directors and officers pursuant to provisions contained in Borrower's articles of incorporation or bylaws or otherwise permitted by applicable law and other contractual indemnities (such as contractual indemnifications in favor of customers) typically entered into in the normal course of business or in the course of the issuance and sale of securities.

         7.28 Change in Business. Borrower shall not discontinue, or make any material change in, its business as currently established, or enter any new or different line of business not directly related to Borrower's existing line of business.

         7.29 Change in Management. There will be no change of the personnel performing the functions of Borrower's Chairman of the Board and President and Chief Executive Officer as such positions are presently constituted.

         7.30 Dividends, Distributions. Borrower will not declare, pay or issue any dividends or other distributions in respect of its capital stock (other than distributions declared or paid wholly in shares of capital stock), or distribute, reserve, secure or otherwise make or commit distributions in respect of its capital stock.

         7.31 Redemptions and Acquisition of Shares. Borrower will not make any payment on account of the purchase, redemption or other acquisition or retirement of any shares of capital stock, provided, that notwithstanding the foregoing, for so long as no Event of Default shall have occurred and be continuing, and no other event or condition which is reasonably expected to result in a Material Adverse Effect or would be the subject of a required notice under paragraph 7.13 is in existence, Borrower shall not be prohibited from repurchasing shares to be held as treasury shares, provided further that
(i) the aggregate number of such shares purchased shall not exceed 271,500 and the aggregate purchase price paid by Borrower for all such shares shall not exceed the maximum amount of $3,991,410.00, and (ii) no Event of Default shall result from, or exist immediately following, any such repurchase.

         7.32 Bonuses, Consulting Fees to Shareholders and Directors. Borrower will not declare or pay any bonus compensation, or pay any consulting fees, to any Affiliates in the aggregate for any calendar year in excess of ten percent (10%) of the prior year's after-tax income; provided however, in addition to such ten percent (10%), Borrower may pay $55,000.00 in each of January, 1998 and January, 1999 for employee bonuses for the year 1996.

         7.33 Loans to Officers, Directors, Shareholder and Others. Except for usual and customary extensions of credit to customers of Borrower made in the ordinary course of its business, Borrower will not make any loans or advances to or for the benefit of (i) any officer, director or shareholder, other than usual expense allowances for employees in the ordinary course of business, or (ii) any officer, director, shareholder or other person or entity in excess of an aggregate amount of $200,000 at any one time outstanding.

         7.34 Transactions with Affiliates. Other than EWC Equipment Loans, Borrower will not make any loans, advances or extensions of credit to or for the benefit of any Affiliate. Borrower will not make any payment on any obligation owing to any Affiliate (excluding reasonable expense reimbursements in the ordinary course of business) unless specifically allowed under any Affiliate Subordination Agreement or otherwise allowed by Agent. Borrower will not enter into any transaction with an Affiliate except in the ordinary course of business on terms no less favorable to Borrower, nor more favorable to such Affiliate, than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate. Borrower will not enter into any transaction with an Affiliate unless such transaction is specifically approved by Borrower's board of directors as being an arm's length transaction on terms no less favorable to Borrower, nor more favorable to such Affiliate, than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate.

         7.35 Acquisitions. Borrower shall not purchase or otherwise acquire assets from any Person outside the ordinary course of business of Borrower, except for purchases or acquisitions of equipment in an aggregate amount which when added to all other capital expenditures for such year do not exceed $5,000,000.00 in any calendar year.

         7.36 Limitation on Investments. Borrower shall not invest in or otherwise purchase or acquire the securities of any Person, except for ordinary course investments in securities of the United States and certificates of deposit issued by commercial banks organized in the United States which have assets in excess of $1,000,000,000.

         7.37 Key Man Life Insurance. Borrower shall keep and maintain "key man" life insurance on the life of Vincent Rego, the Chairman and Chief Executive Officer of Borrower, in an amount not less than $2,000,000.00 (the "Key Man Life Insurance"). The Key Man Life Insurance shall be written by financially responsible companies selected by Borrower and having an A.M. Best rating of "A-" or better and being in a financial size category of XI or larger, or by other companies acceptable to Agent. The Key Man Life Insurance policy shall provide that it will not be canceled or reduced, or allowed to lapse without renewal. Borrower will advise Agent promptly of any policy cancellation, reduction or amendment relating to the Key Man Life Insurance.

         7.38      Covenants Cumulative.  The covenants contained in this
Article VII are in addition to all other covenants provided in the Loan
Documents.

                       ARTICLE VIII.  EVENT OF DEFAULT

         8.1 Event of Default. Each of the following shall constitute an Event of Default under this Agreement:

                  (a) The failure to pay the outstanding principal, accrued interest, fees or other sums constituting a part of the Obligations, or any part thereof, when due in accordance with the terms of the Loan Documents;

                  (b) Any violation, breach or default of any covenant, agreement or other obligation under this Agreement (not otherwise covered by paragraph 8.1(a)) or any of the Loan Documents and, in the case of any such violation, breach or default under paragraphs 7.1, 7.2, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.14, 7.17, 7.20 or 7.21, the
         same is not cured within ten (10) days after the occurrence thereof, and in the case of any such violation, breach or default under paragraphs 7.3.1, 7.4, 7.5, 7.12, 7.15, 7.16, 7.18 or 7.19, the same is not remedied within thirty (30) days after the occurrence thereof.

                  (c) Any representation or warranty made by Borrower in the Loan Documents was false in any material respect at the time when made;

                  (d) The filing of any petition or proceeding by or against Borrower under the United States Bankruptcy Code, as amended from time to time, or any other applicable state or federal law relating to bankruptcy reorganization or other relief for debtors, or the appointment of a conservator, receiver, trustee, or liquidator of all or a substantial part of the assets of Borrower;

                  (e) The use of any funds borrowed from any Lender under this Agreement for any purpose other than as provided in this Agreement;

                  (f) Borrower fails to have discharged within a period of thirty (30) days of filing of commencement of any attachment, sequestration, garnishment, execution or other action against or with respect to any of Borrower's property if the outcome, pendency or effect thereof is reasonably expected to result in or cause a Material Adverse Effect;

                  (g) Any breach or default in the payment or performance of any material obligation, or any defined event of default, under the terms, provisions or conditions of any contract or instrument pursuant to which Borrower has incurred any indebtedness or obligation or other liability to any Person, the effect of which is to have caused, or to create an enforceable right to cause, indebtedness in a principal amount in excess of $100,000.00 to be declared to be due and payable prior to stated maturity;

                  (h) Borrower fails to have discharged within a period of thirty (30) days after the signing or entry of any judgment against Borrower in an amount equal to or exceeding $500,000.00;

                  (i) The dissolution or liquidation of Borrower, or the taking of any action by the board of directors or shareholders of Borrower to dissolve or liquidate;

                  (j) A Reportable Event or Prohibited Transaction with respect to a Plan which could, in the opinion of Agent, result in a Material Adverse Effect;

                  (k) The filing of a notice of intent to terminate a Plan under a distress termination as described in section 4041(c) of ERISA which could, in the opinion of Agent, result in a Material Adverse Effect;

                  (l) The receipt of a notice by the plan administrator of Borrower that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan;

                  (m) The withdrawal by Borrower or any ERISA Affiliate from a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or Section 414 of the IRC if such action could, in the opinion of Agent, result in a Material Adverse Effect.

                  (n) The revocation by the Internal Revenue Service of the qualified status of any Employee Benefit Plan if such action could, in the opinion of Agent, result in a Material Adverse Effect.

                  (o) Any qualification by a certified public accountant relative to any annual audited financial statement delivered to Agent under paragraph 7.5 of this Agreement that is not acceptable to Agent, in its discretion.

                  (p) Notification by EWC of revocation of its Guaranty, or repudiation by EWC of its obligations thereunder or under this Agreement.

                            ARTICLE IX.  REMEDIES

         9.1 Refusal of Funding. No Lender shall have any obligation to make any Loan (i) at any time when any applicable condition for funding prescribed under this Agreement has not been fulfilled to Agent's satisfaction,
(ii) at any time when any Event of Default is in existence, or when any Default exists, (iii) if Agent or any Lender has received any notice under paragraph
7.13 or has knowledge of any event or condition which would be the subject of any notice required thereunder, or (iv) if Borrower has repudiated or made any anticipatory breach of any of its obligations under this Agreement; and any Loan requested by Borrower at any such time may be declined by all or any of the Lenders, in whole or in part, in such Lender's sole discretion without prior notice.

         9.2 Remedies. Should an Event of Default occur at any time, Agent may at its option, and shall if directed by all the Required Lenders, terminate the Commitments upon written notice to Borrower and/or declare the entire outstanding principal amount and unpaid accrued interest of any part of the Obligations to be immediately due and payable and, in addition, may exercise and avail itself of any and all other remedies as may be available under the Loan Documents or as otherwise may be available according to law.

         9.3 Enforcement Costs; Application of Proceeds. Borrower shall pay to Agent and to the Lenders on demand any and all expenses, including legal expenses, reasonable attorneys' fees, court costs, collection costs, and traveling expenses, incurred or paid by Agent or such Lenders in protecting or enforcing any of its or their rights hereunder. Until reimbursed or otherwise paid, Agent and the Lenders are hereby authorized to add all such expenses to the principal amount of the Obligations.

         9.4 Waiver of Notices. Except as otherwise expressly provided in this Agreement, Borrower expressly waives presentment, demand, notice of intention to accelerate, notice of acceleration, protest and any other notices of any kind with respect to the Obligations.

         9.5 Setoff. Borrower irrevocably authorizes Agent and each Lender to charge any account of Borrower maintained with Agent or any Lender with such amount as may be necessary from time to time to pay any Obligations. Borrower agrees that Agent and each Lender shall have a contractual right to setoff any and all deposits or other sums at any time credited by or due from Agent or any such Lender to Borrower against any part of the Obligations. Such right of setoff may be exercised at any time by Agent and/or any Lender without prior notice, irrespective of whether an Event of Default exists or whether Agent or any such Lender has accelerated the Obligations. Upon the occurrence of an Event of Default and for so long as the same shall remain in existence and not cured or waived, each of Agent and any Lender shall be entitled in its discretion to hold any such deposits or other sums pending acceleration of the Obligations.

         9.6 Performance by Agent and/or Lenders. Should Borrower fail to perform any covenant, duty, or agreement required by the Loan Documents, Agent and/or any Lender may, at its sole option and election, perform or attempt to perform same on behalf of Borrower at Borrower's cost and expense, provided that neither Agent not any such Lender shall have an obligation or duty to take any such action. Borrower agrees to reimburse Agent and/or the Lenders for such costs and expenses on demand.

         9.7 Non-waiver. Forbearance or indulgence by Agent and Lenders of any Event of Default or any other event or condition which is or would be the subject of a required notice under paragraph 7.13, at any time from time to time, shall not be deemed a waiver of any rights of Agent and Lenders under the Loan Documents. The acceptance by Agent and/or Lender at any time and from time to time of any partial payment of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No delay or omission by Agent and/or Lenders in exercising any right or remedy shall impair such right or remedy, or be construed as a waiver thereof, nor shall any single or partial exercise of any such rights or remedies preclude other or further exercise thereof. Neither Agent nor any Lender shall not be required or obligated to file suit or otherwise pursue any other Person for enforcement or collection of any of the Obligations.

         9.8 Application of Payments. During the existence of any Event of Default, all payments received by Agent shall be applied to the Obligations in Agent's discretion (but in a manner consistent with its obligations to the Lenders), and Agent shall have the right to adjust or reapply in another manner any such payments and proceeds as Lender may determine in its discretion.

                              ARTICLE X.  AGENT

         10.1 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Neither Agent nor any of its Affiliates, officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, Agent
(a) may treat the payee of any Revolving Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent, (b) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender, (c) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders, (d) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder, (e) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing reasonably believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

         10.2 Rights of Agent as a Lender. With respect to its Commitment, the Loans made by it and the Revolving Note issued to it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, own securities of, and generally engage in any kind of banking, trust or other business with, the Loan Parties or any of their Affiliates and any other Person who may do business with or own securities of the Loan Parties or any of their Affiliates, all as if it were not acting as Agent and without any duty to account therefor to the Lenders.

         10.3 Defaults. Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on the Loans or of commitment fees) unless Agent has received notice from a Lender or Borrower specifying such Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). Agent shall (subject to paragraph 10.1) take such action with respect to such Default as shall be directed by the Required Lenders, provided that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall seem advisable and in the best interest of the Lenders.

         10.4 INDEMNIFICATION. EACH LENDER HEREBY AGREES TO INDEMNIFY AGENT FROM AND HOLD AGENT HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER PARAGRAPH 11.5, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE LOAN PARTIES UNDER PARAGRAPH 11.5), RATABLY IN ACCORDANCE WITH ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF ITS COMMITMENT PERCENTAGE), ANY AND ALL LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT

CAUSED BY AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE LENDERS THAT AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES), OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES) AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF AGENT (EXCEPT TO THE EXTENT THE SAME ARE CAUSED BY AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT). WITHOUT LIMITING ANY OTHER PROVISION OF THIS PARAGRAPH 10.4, EACH LENDER AGREES TO REIMBURSE AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF ITS COMMITMENT PERCENTAGE) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING ATTORNEYS' FEES) INCURRED BY AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT AGENT OR ANY LENDER IS NOT PROMPTLY REIMBURSED FOR SUCH EXPENSES BY BORROWER.


         10.5 Independent Credit Decisions. Each Lender agrees that it has independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its Subsidiaries and the other Loan Parties and its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of this Agreement or any other Loan Document or to inspect the properties or books of any Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Agent hereunder or under the other Loan Documents, Agent shall not have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or business of any Loan Party (or any of their Affiliates) which may come into the possession of Agent or any of its Affiliates.

         10.6 Several Commitments. The Commitments and other obligations of the Lenders under this Agreement are several. The default by any Lender in making a Loan in accordance with its Commitment shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Loan, each nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts with respect to any of the Loans which would in the aggregate exceed such Lender's Commitment with respect to such Loans. No Lender shall be responsible for any act or omission of any other Lender.

         10.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving notice thereof to the Lenders and Borrower.

Upon any such resignation, the Required Lenders will have the right to appoint another Lender as a successor Agent; provided however, so long as no Default exists, any such successor Agent must also be approved by Borrower, which approval may not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the U.S. or any state thereof or of a foreign country if acting through its U.S. branch and having combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was Agent. Each Agent (including each successor Agent) agrees that, so long as it is acting as Agent under this Agreement, it shall be a Lender under this Agreement.

                         ARTICLE XI.  MISCELLANEOUS

         11.1 Effective Date; Termination. This Agreement shall become effective upon acceptance by Agent and each Lender, as of the effective date specified in the preamble of this Agreement and shall continue in effect until expiration of the Contract Term. The Facility and all Commitments hereunder may be terminated by Agent or by the Required Lenders upon written notice to Borrower at any time when an Event of Default is in existence. Notwithstanding any termination or notice of termination, the Obligations and all rights and remedies of Agent and the Lenders hereunder with respect thereto shall remain in full force and effect until the Obligations have been paid in full.

         11.2 Notices. Any consent, approval, notice, request, or demand from one party to another must be made in writing to be effective, and shall be deemed to have been given on the third Business Day after its deposit in the United States mail, postage prepaid and properly addressed, by certified or registered mail, return receipt requested, or on the Business Day on which it is actually delivered by messenger delivery, telecopy or other electronic transmission, whichever is earlier. The address of each party for the purposes hereof is as set forth on the signature page for such party.

         11.3 Use of Loan Proceeds. No portion of the proceeds of any loans under the Facility shall be used to purchase or carry any "margin stock" as defined under Regulation "U" of the Board of Governors of the Federal Reserve System, or to repay or refinance any debt previously incurred by Borrower for such purpose.

         11.4 Lender's Records; Account Statements. Agent's records in respect of Loans advanced, accrued interest, payments received and applied and other matters in respect of calculation of the amount of the Obligations shall be deemed conclusive absent demonstration of error. All statements of account rendered by Agent to Borrower relating to principal, accrued interest or costs owing by Borrower under this Agreement shall be presumed to be correct and accurate unless, within thirty (30) days after receipt thereof, Borrower shall notify Agent in writing of any claimed error therein.

         11.5 Indemnity. Borrower hereby indemnifies and agrees to hold harmless and defend all Indemnified Persons from and against any and all Indemnified Claims (which include, without limitation, claims arising from the ordinary negligence of the Indemnified Persons). Upon notification and demand, Borrower agrees to provide defense of any Indemnified Claim and pay all costs and expenses of counsel selected by any Indemnified Person (and reasonably acceptable to Borrower) in respect thereof. Neither Borrower nor any Indemnified Person against whom any Indemnified Claim may be asserted shall settle or compromise any such Indemnified Claim without the prior written consent of the other, and the obligations of such Indemnified Person, if any, pursuant to any such settlement or compromise shall be deemed included within the Indemnified Claims. The indemnification provided for in this paragraph shall survive any termination of this Agreement and shall continue for the benefit of all Indemnified Persons. Failure of an Indemnified Person to notify Borrower of an Indemnified Claim shall not relieve Borrower of its indemnity obligations hereunder, except to the extent that Borrower demonstrates that defense of such Indemnified Claim has been prejudiced thereby.

         11.6 Non-applicability of Chapter 15 of Texas Credit Code. Chapter 15 of the Texas Credit Code shall not be applicable to this Agreement or the Facility.

         11.7 Judgement Interest. It is agreed that any judgement entered by a court in favor of Lender against Borrower for payment of the Obligations, or any part thereof, shall provide for post-judgement interest on the amount thereof at a rate equal to the Maximum Rate.

         11.8 INTEREST LIMITATION. IN NO CONTINGENCY OR EVENT WHATSOEVER SHALL THE AMOUNT OF INTEREST UNDER THE LOAN DOCUMENTS PAID BY ANY LOAN PARTY, RECEIVED BY AGENT OR ANY LENDER, AGREED TO BE PAID BY ANY LOAN PARTY, OR REQUESTED OR DEMANDED TO BE PAID BY AGENT OR ANY LENDER, EXCEED THE MAXIMUM RATE. IN THE EVENT ANY SUCH SUMS PAID TO AGENT OR ANY LENDER BY ANY LOAN PARTY WOULD EXCEED THE MAXIMUM RATE, AGENT OR SUCH LENDER, AS APPLICABLE, SHALL AUTOMATICALLY APPLY SUCH EXCESS TO ANY UNPAID PRINCIPAL OR, IF THE AMOUNT OF SUCH EXCESS EXCEEDS SAID UNPAID PRINCIPAL, SUCH EXCESS SHALL BE PAID TO SUCH LOAN PARTY. ALL SUMS PAID, OR AGREED TO BE PAID, BY ANY LOAN PARTY WHICH ARE OR HEREAFTER MAY BE CONSTRUED TO BE COMPENSATION FOR THE USE, FORBEARANCE, OR DETENTION OF MONEY SHALL BE AMORTIZED, PRORATED, SPREAD AND ALLOCATED IN RESPECT OF THE OBLIGATIONS THROUGHOUT THE FULL CONTRACT TERM UNTIL THE OBLIGATIONS ARE PAID IN FULL. NOTWITHSTANDING ANY PROVISIONS CONTAINED IN THE LOAN DOCUMENTS, OR IN ANY NOTES OR OTHER RELATED DOCUMENTS EXECUTED PURSUANT HERETO, NEITHER AGENT NOR ANY LENDER SHALL EVER BE ENTITLED TO RECEIVE, COLLECT OR APPLY AS INTEREST ANY AMOUNT IN EXCESS OF THE MAXIMUM RATE AND, IN THE EVENT AGENT OR ANY LENDER EVER RECEIVES, COLLECTS, OR APPLIES ANY AMOUNT THAT OTHERWISE WOULD BE IN EXCESS OF THE MAXIMUM RATE, SUCH AMOUNT SHALL AUTOMATICALLY BE DEEMED TO BE APPLIED IN REDUCTION OF THE UNPAID PRINCIPAL BALANCE OF THE OBLIGATIONS AND, IF SUCH PRINCIPAL BALANCE IS PAID IN FULL, ANY REMAINING EXCESS SHALL FORTHWITH BE PAID TO THE LOAN PARTY WHICH MADE SUCH EXCESS PAYMENT. IN DETERMINING WHETHER OR NOT THE INTEREST PAID OR PAYABLE UNDER ANY SPECIFIC CONTINGENCY EXCEEDS THE MAXIMUM RATE, EACH LOAN PARTY, AGENT AND EACH LENDER SHALL, TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW,
(I) CHARACTERIZE ANY NON-PRINCIPAL PAYMENT AS A STANDBY FEE, COMMITMENT FEE, PREPAYMENT CHARGE, DELINQUENCY CHARGE OR REIMBURSEMENT FOR A THIRD-PARTY EXPENSE RATHER THAN AS INTEREST, (II) EXCLUDE VOLUNTARY PREPAYMENTS AND THE EFFECT THEREOF, AND (III) AMORTIZE, PRORATE, ALLOCATE AND SPREAD IN EQUAL PARTS THROUGHOUT THE ENTIRE PERIOD DURING WHICH THE INDEBTEDNESS WAS OUTSTANDING THE TOTAL AMOUNT OF INTEREST AT ANY TIME CONTRACTED FOR, CHARGED OR RECEIVED. NOTHING

HEREIN CONTAINED SHALL BE CONSTRUED OR SO OPERATE AS TO REQUIRE ANY LOAN PARTY TO PAY ANY INTEREST, FEES, COSTS, OR CHARGES GREATER THAN IS PERMITTED BY APPLICABLE LAW. SUBJECT TO THE FOREGOING, EACH LOAN PARTY HEREBY AGREES THAT THE ACTUAL EFFECTIVE RATE OF INTEREST FROM TIME TO TIME EXISTING WITH RESPECT TO LOANS MADE BY ANY LENDER TO BORROWER, INCLUDING ALL AMOUNTS AGREED TO BY BORROWER OR CHARGED OR RECEIVED BY ANY LENDER, WHICH MAY BE DEEMED TO BE INTEREST UNDER APPLICABLE LAW, SHALL BE DEEMED TO BE A RATE WHICH IS AGREED TO AND STIPULATED BY THE LOAN PARTIES, AGENT AND SUCH LENDERS IN ACCORDANCE WITH APPLICABLE LAW.

         11.9    Successors and Assigns.

         (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Borrower nor any other Loan Party may assign or transfer any of its rights or obligations under this Agreement or any other Loan Document without the prior written consent of Agent and all of the Lenders. Any Lender may sell participations in all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment and the Loans owing to it); provided, however, that
(i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to Borrower for the performance of such obligations, (iii) such Lender shall remain the holder of its Revolving Note for all purposes of this Agreement, and (iv) the Loan Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents.

         (b) Each of the Loan Parties and each of the Lenders agree that any Lender (the "Assigning Lender") may at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and Loans) (each an "Assignee"); provided, however, that (i) each such assignment may be of a varying percentage of the Assigning Lender's rights and obligations under this Agreement and the other Loan Documents and may relate to some but not all of such rights and/or obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitment and Loans of the Assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) an amount equal to $10,000,000 calculated based upon the Commitment assigned (or, if such Commitment has terminated or expired, the aggregate outstanding principal amount of the Loans and the Letter of Credit Liabilities assigned), or (B) an amount equal to ten percent (10%) of the aggregate Commitments (or, if such Commitments have terminated or expired, the aggregate outstanding principal amount of the Loans and the Letter of Credit Liabilities), and (iii) the parties to each such assignment shall execute and deliver to Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Revolving Note subject to such assignment, and a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof or such other date as may be approved by Agent, (1) the Assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents, and (2) the Assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto, provided that such Lender's rights under paragraph 3.1.4, paragraph 11.5 and paragraph 11.11 accrued through the date of assignment shall continue).

         (c) By executing and delivering an Assignment and Acceptance, the Assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition or results of operations of any Loan Party or the performance or observance by any Loan Party of its obligations under the Loan Documents; (iii) such Assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements and other information referred to in paragraphs 7.4, 7.5 and 7.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon Agent or such Assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         (d) Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by any Loan Party or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender and Assignee representing that it is an Eligible Assignee, together with the Revolving Note subject to such assignment, Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit 1.10 hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower, at Assignor's expense, shall execute and deliver to Agent in exchange for each surrendered Revolving Note evidencing the Loans, a new Revolving Note evidencing such Loans payable to the order of such Eligible Assignee in an amount equal to such Loans assigned to it and, if the Assigning Lender has retained any Loans, a new Revolving Note evidencing each such Loans payable to the order of the Assigning Lender in the amount of such Loans retained by it (each such promissory note shall constitute a "Revolving Note" for purposes of the Loan Documents). Such new Revolving Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit 1.84 hereto.

         (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this paragraph 11.9, disclose to the Assignee or participant or proposed Assignee or participant any information relating to Borrower or any of its Subsidiaries or any other Loan Party furnished to such Lender by or on behalf of Borrower or any of its Subsidiaries or any other Loan Party; provided that each such actual or proposed Assignee or participant shall agree in writing to be bound by the provisions of paragraph 11.29.

         (g) Any Lender may assign and pledge the Revolving Note held by it to any Federal Reserve Bank or the U.S. Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or Federal Reserve Bank; provided, however, that any payment made by Borrower for the benefit of such assigning and/or pledging Lender in accordance with the terms of the Loan Documents shall satisfy Borrower's obligations under the Loan Documents in respect thereof to the extent of such payment. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.


         11.10 Continuing Rights of Agent and Lenders in respect of Obligations. In the event any amount from time to time applied in reduction of the Obligations is subsequently set aside, avoided, declared invalid or recovered by Borrower, or any taxing authority or any trustee or in bankruptcy, or in the event Agent or any Lender is otherwise required to refund or repay any such amount pursuant to any applicable law, then the Obligations shall automatically be deemed to be revived and increased to the extent of such amount as if such amount had not been so applied.

         11.11 Fees, Costs and Expenses. Borrower agrees to pay all costs and expenses (a) incurred by Agent in connection with the Loan Documents, including without limitation: (i) negotiation, preparation and closing of the Loan Documents, including reasonable attorneys fees and disbursements, search fees, filing and recording fees and environmental assessment report fees and title policy premiums, (ii) ongoing administration of the Loan Documents, including without limitation, fees and costs incurred in consultation with attorneys, accountants or appraisers or in connection with any factual investigation, and (iii) negotiation, preparation and closing of any amendment, waiver or consent relating to the Loan Documents, including attorneys fees and disbursements, search fees, filing and recording fees, and (b) incurred by Agent and each Lender in enforcing any provision of the Loan Documents, collecting the Obligations, exercising any rights or remedies or pursuing or defending any claim arising out of, or in any way relating to the Loan Documents, including in each case, without limitation, fees and costs of attorneys, experts or other consultants retained by Agent and each Lender in connection therewith and any other fees pursuant to paragraph 9.3. All fees, costs and expenses for which Borrower is obligated under the Loan Documents shall be payable to Agent and each such Lender on demand. At such

Lender's option, the amount of such fees, costs and expenses may be deducted from the proceeds of any Loan hereunder or added to the unpaid principal due by Borrower under the Facility, in which event such fees, costs and expenses will be deemed paid and the amount thereof shall be treated as a Loan under the Facility.

         11.12 Acceptance and Performance. This Agreement shall become effective only upon acceptance by Agent at its offices in Dallas, Dallas County, Texas. The Obligations are payable at Agent's offices in Dallas, Dallas County, Texas. Borrower and Agent each agrees that Dallas County, Texas shall be the exclusive venue for litigation of any dispute or claim arising under or relating to the Loan Documents, and that such county is a convenient forum in which to decide any such dispute. Borrower and Agent each consents to the personal jurisdiction of the state and federal courts located in Dallas County, Texas for the litigation of any such dispute or claim.

         11.13 Obligations. Neither Agent's nor any Lender's rights in respect of the Obligations shall be impaired by reason that the amount thereof at any time exceeds any stated maximum or other limitation provided herein.

         11.14 Express Waivers in respect of Guaranty. In connection with the matters provided in paragraph 2.12, EWC agrees as follows:

                   (a) EWC hereby waives: (1) notice of acceptance of this Agreement; (2) notice of any loans or other financial accommodations made or extended under the Loan Documents or the creation or existence of any Obligations; (3) notice of the amount of the Obligations, subject, however, to EWC's right to make inquiry of Agent or any Lender to ascertain the amount of the Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase EWC's risk under this Agreement; (5) notice of presentment for payment, demand, protest, and notice thereof as to any promissory notes or other instruments among the Loan Documents; and (7) all other notices
         (except if such notice is specifically required to be given to EWC hereunder or under any of the Loan Documents to which it is a party) and demands to which EWC might otherwise be entitled.

                   (b) EWC hereby waives the right by statute or otherwise to require Agent or any Lender to institute suit against Borrower or to exhaust any rights and remedies which Agent or any Lender has or may have against Borrower. EWC further waives any defense arising by reason of any disability or other defense of Borrower (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

                   (c) EWC hereby waives and agrees not to assert against Agent or any Lender: (1) any defense (legal or equitable), set-off, counterclaim, or claim which EWC may now or at any time hereafter have against Borrower or any other party liable to Agent or any Lender; (2) any defense, set-off, counterclaim, or claim of any kind or nature available to any other party liable to Agent or any Lender, arising directly or indirectly from any present or future defect in the sufficiency, validity, or enforceability of the Obligations or any security therefor; (3) any right or defense arising by reason of any claim or defense based upon an election of remedies by Agent or any Lender under any applicable law; (4) the benefit of any statute of limitations affecting Borrower's liability hereunder.

                 (d) In addition to the foregoing waivers, EWC hereby waives outright and absolutely, any right of subrogation EWC has or may have against Borrower with respect to the Obligations. In addition, EWC hereby waives any right to proceed against Borrower, now or hereafter, for contribution, indemnity, reimbursement, and any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which it may now have or hereafter have against Borrower with respect to the Obligations. EWC also hereby waives any rights to recourse to or with respect to any assets of Borrower. EWC agrees that in light of the immediately foregoing waivers, the execution of this Agreement shall not be deemed to make EWC a "creditor" of Borrower for purposes of Sections 547 and 550 of the Bankruptcy Code.

                 (e) EWC consents and agrees that, without notice to or by EWC and without affecting or impairing the obligations of EWC hereunder, Agent and any Lender may, by action or inaction: (a) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents; (b) release all or any one or more parties to any one or more of the Loan Documents or grant other indulgences to Borrower in respect thereof; (c) amend or modify in any manner and at any time (or from time to time) any of the Loan Documents; or (d) release or substitute any other guarantor, if any, of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any other guaranty of the Obligations, or any portion thereof.

                 (f) Agent and each Lender shall have the right to seek recourse against EWC to the fullest extent provided for herein, and no election by Agent or any such Lender to proceed in one form or action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Agent's or such Lender's right to proceed in any other form of action or proceeding or against other parties unless Agent or such Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Agent or any Lender under any document or instrument evidencing the Obligations shall serve to diminish the liability of EWC under this Agreement except to the extent that Agent or such Lender finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

                 (g) EWC represents and warrants to Agent and each Lender that it is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. EWC further represents and warrants to Agent and each Lender that it has read and understands the terms and conditions of the Loan Documents. EWC hereby covenants that it will continue to keep informed of the financial condition of Borrower and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.


         11.15 WAIVER OF TRIAL BY JURY. THE PARTIES HERETO AGREE THAT NO PARTY HERETO SHALL REQUEST A TRIAL BY JURY IN THE EVENT OF LITIGATION

BETWEEN OR AMONG THEM CONCERNING THE LOAN DOCUMENTS OR ANY CLAIMS OR TRANSACTIONS IN CONNECTION THEREWITH, IN EITHER A STATE OR FEDERAL COURT, THE RIGHT TO TRIAL BY JURY BEING EXPRESSLY WAIVED BY ALL PARTIES HERETO. AGENT, EACH LENDER AND BORROWER ACKNOWLEDGES THAT SUCH WAIVER IS MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY, AND WITH THE BENEFIT OF ADVICE OF COUNSEL OF ITS CHOOSING.

         11.16 Copies Valid as Financing Statements. A carbon, photographic or other reproduction, including photocopy, telecopy or electronic transmission, of this Agreement or any financing statement shall be sufficient as a financing statement.

         11.17 GOVERNING LAW. THIS AGREEMENT, AND ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS, PROVIDED, THAT TO THE EXTENT FEDERAL LAW WOULD ALLOW A HIGHER RATE OF INTEREST THAN WOULD BE ALLOWED BY THE LAWS OF THE STATE OF TEXAS, THEN WITH RESPECT TO THE PROVISIONS OF ANY LAW WHICH PURPORT TO LIMIT THE AMOUNT OF INTEREST THAT MAY BE CONTRACTED FOR, CHARGED OR RECEIVED IN CONNECTION WITH ANY OF THE OBLIGATIONS, SUCH FEDERAL LAW SHALL APPLY.

         11.18 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, TERM SHEETS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         11.19 Amendments. No amendment or waiver of any provision of this Agreement, the Revolving Notes or any other Loan Document to which any Loan Party is a party, nor any consent to any departure by such Loan Party therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Lenders and the applicable Loan Party or Loan Parties in writing, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and the applicable Loan Party or Loan Parties, do any of the following: (a) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (b) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment (including, without limitation, any mandatory prepayment) of principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (d) waive any of the conditions precedent specified in Article V; (e) change the Commitment Percentages or the aggregate unpaid principal amount of the Loans or the number or interests of the Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; or (f) except as expressly authorized by this Agreement, release any guaranty of all or any portion of the Obligations; and provided further, however, that no amendment, waiver or consent relating to Article X shall require the agreement of any Loan Party. Notwithstanding anything to the contrary contained in this paragraph

11.19, no amendment, waiver or consent shall be made with respect to Article X hereof without the prior written consent of Agent.

         11.20 EWC. EWC joins in execution of this Agreement for the purposes provided in paragraph 2.12 and paragraph 11.14, and all purposes incident thereto under this Agreement.

         11.21 Accounting Terms. Except as otherwise specifically provided herein, all accounting and financial terms used herein, and the compliance with each financial covenant contained herein, shall be determined in accordance with GAAP.

         11.22 Exhibits. All exhibits referenced herein, and attached hereto, are incorporated in this Agreement and made a part hereof for all purposes.

         11.23 Cumulative Rights. All rights and remedies of Agent and the Lenders under the Loan Documents are cumulative, and are in addition to rights and remedies available to Agent and the Lenders by law. Such rights and remedies may be exercised concurrently or successively, at such times as Agent and the Lenders may determine in their discretion. Borrower waives any right to require marshalling.

         11.24 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future laws effective during the Contract Term, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement. In such case, the remaining provisions of the Agreement shall remain in full force and effect and shall not be effected thereby.

         11.25 Multiple Counterparts. This Agreement may be executed simultaneously in one or more multiple originals, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         11.26 Survival. All covenants, agreements, representations, and warranties made by Borrower herein shall survive the execution, delivery, and closing of this Agreement, and all documents executed in connection herewith, and shall not be affected by any investigation made by any party.

         11.27 Prior Agreements. This Agreement is executed in amendment and restatement of (and supersedes) the Prior Financing Agreements (defined in the preamble of this Agreement). In this connection (i) all Obligations under the Prior Financing Agreements hereby are renewed and continued in full force and effect as evidenced by the Revolving Note and as otherwise provided by this Agreement Lender's rights under the "Guaranty" defined in the 12/31/93 Financing and Security Agreement rights are continued in full force and effect as provided in the Guaranty, and in this connection, EWC acknowledges and consents to all provisions of this Agreement.

         11.28 ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL

ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                 A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF BORROWER'S DOMICILE AT TIME OF THIS AGREEMENT'S EXECUTION AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE.
         ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                 B. RESERVATIONS OF RIGHTS. NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (1) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (2) BE A WAIVER BY AGENT OR ANY LENDER OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF AGENT OR ANY LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER. AGENT AND THE LENDERS MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. AT AGENT'S OPTION, FORECLOSURE UNDER A DEED OF TRUST OR MORTGAGE MAY BE ACCOMPLISHED BY ANY OF THE FOLLOWING: THE EXERCISE OF A POWER OF SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL FORECLOSURE. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         11.29 Confidentiality. Confidentiality. Agent and each Lender agrees to exercise its best efforts to keep any information delivered or made available by any Loan Party to it, confidential from anyone other than Persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any other Lender, (b) to any Person if reasonably incidental to the administration of the Loans, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (e) which has been publicly disclosed,
(f) to the extent reasonably required in connection with the exercise of any right or remedy under the Loan Documents, (g) to such Lender's legal counsel, independent auditors and affiliates, and (h) to any actual or proposed participant or Assignee of all or part of its rights hereunder, so long as such actual or proposed participant or Assignee agrees in writing to be bound by the provisions of this paragraph 11.29.

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED effective as of the 9th day of June, 1997.

                                  BORROWER:

                                  ENCORE WIRE CORPORATION


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------

                                  Address for Notices:

                                  1410 Millwood Road, P.0. Box 1149
                                  McKinney, Texas 75069-0545
                                  Telecopy:        972-562-4744
                                  Telephone:       972-562-9473
                                  Attention:       Mr. Scott Weaver
                                                   Vice President- Finance

                                  GUARANTOR:

                                  EWC LEASING CORP.

                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------

                                  Address for Notices:

                                  1410 Millwood Road, P.0. Box 1149
                                  McKinney, Texas 75069-0545
                                  Telecopy:        972-562-4744
                                  Telephone:       972-562-9473
                                  Attention:       Mr. Scott Weaver
                                                   Vice President- Finance

                                  AGENT:

                                  NATIONSBANK OF TEXAS, N.A., AS AGENT


                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------

                                  Address for Notices:

                                  NationsBank of Texas, N.A.
                                  901 Main Street, 7th floor
                                  Dallas, Texas 75202
                                  Telecopy:        214-508-3140
                                  Telephone:       214-508-0311
                                  Attention:       Todd Burns
                                                   Assistant Vice President

                                  LENDERS:

                                  NATIONSBANK OF TEXAS, N.A.


Commitment:  $35,000,000          By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------

                                  Address for Notices:

                                  NationsBank of Texas, N.A.
                                  901 Main Street, 7th Floor
                                  Dallas, Texas 75202
                                  Telecopy:        214-508-3140
                                  Telephone:       214-508-0311
                                  Attention:       Todd Burns
                                  Assistant Vice President

                                  BANK OF AMERICA, TEXAS, N.A.


Commitment:  $20,000,000          By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------

                                  Address for Notices:

                                  Bank of America of Texas, N.A.
                                  1925 West John Carpenter Freeway
                                  Irving, Texas 75063
                                  Telecopy:        972-444-5181
                                  Telephone:       972-444-7167
                                  Attention:       Donald P. Hellman
                                                   Vice President

                                EXHIBIT 1.10 TO
                SECOND AMENDED AND RESTATED FINANCING AGREEMENT
                                 BY AND BETWEEN
                            ENCORE WIRE CORPORATION
                                      AND
                           NATIONSBANK OF TEXAS, N.A.

                       Form of Assignment and Acceptance

                                EXHIBIT 1.84 TO
                SECOND AMENDED AND RESTATED FINANCING AGREEMENT
                                 BY AND BETWEEN
                            ENCORE WIRE CORPORATION
                                      AND
                           NATIONSBANK OF TEXAS, N.A.

                             Form of Revolving Note

                                 EXHIBIT 6.7 TO
                SECOND AMENDED AND RESTATED FINANCING AGREEMENT
                                 BY AND BETWEEN
                            ENCORE WIRE CORPORATION
                                      AND
                           NATIONSBANK OF TEXAS, N.A.


                             Subsidiary Information


         EWC Leasing Corp.
         -----------------
         (i)     a Nevada corporation
         (ii)    1,000 shares of $.01 par value common stock authorized
         (iii)   600 shares of $.01 par value common stock is outstanding
         (iv)    Borrower owns 100% of all issued and outstanding common stock which is 600 shares

                                 EXHIBIT 6.8 TO
                SECOND AMENDED AND RESTATED FINANCING AGREEMENT
                                 BY AND BETWEEN
                            ENCORE WIRE CORPORATION
                                      AND
                           NATIONSBANK OF TEXAS, N.A.


                                   Locations


1410 Millwood Road
McKinney, Texas 75069-0545


ALL CONSIGNMENT LOCATIONS AS OF MAY 28, 1997 ARE AS FOLLOWS:

LOCATION                                      LANDLORD

J&M Electric Sales                            Data Protection INC.
Tammy Gerrard                                 c/o Bywatter Company
3315 Maggie Blvd., Suite 200                  600 Courtland, Suite 550
Orlando, FL 32811                             Orlando, FL 32804
Phone:     407-649-4737                       Phone:    407-660-1200
Fax:       407-649-4893

Gorin-Hopper-McCoy                            870 Corporation
Richard                                       P O Box 830
6349 Peachtree Street                         Norcross, GA  30091
Norcross, GA  30092                           Contact:  Chuck Hopper
Phone:     404-432-6015
Fax:       404-432-6705

Power Corp                                    Clarence Smitherman
Barry                                         P O Box 4794
200 Power Corp Drive                          Chattanooga, TN  37405
Chattanooga, TN  37405
Phone:     615-266-1167
Fax:       615-265-2704

Gemco Sales                                   Jack Lype
Pam                                           5680 Villahaven Drive
3150 Smallman Street                          Pittsburgh, PA  15236
Pittsburgh, PA  15201                         Phone:    412-835-1873
Phone:     412-562-9300
Fax:       412-562-9028

Damin Sales                                   Mid Jersey Associates
Rosanna                                       70 Chestnut Ridge Road
P O Box 377                                   Montvale, NJ  07647
28 Brunswick Avenue                           Tony Denis
Edison, NJ  08818-0377                        Phone:    201-478-6200
Phone:     908-985-8866
Fax:       908-985-5521

Block & Associates                            Block & Associatres
Dennis                                        12171 Coyle
12171 Coyle                                   Detroit, MI  48227
Detroit, MI  48227                            Phone:    313-837-8710
Phone:     313-837-8710                       Fax:      313-837-5934
Fax:       313-837-5934

Interwest Electric Sales
Bruce
2500 S. 2300 West, Ste. 27A
Salt Lake, UT  84119
Phone:     801-974-9744
Fax:       801-974-9790

L P Chick Co.                                 LPC Corporation
Greg                                          512 Brookview Road
P O Box 19021                                 Louisville, KY  40207
1110 Industrial Blvd.                         Mr. Lewis P. Chick
Louisville, KY  40259                         Phone:    502-896-1827
Phone:     502-964-8181
Fax:       502-964-8196

Healty-Mattos, INC.                           Mattos Associates
Joe                                           23898 Foley Street
23898 Foley Street                            Hayward, CA  94545
Hayward, CA  94545
Phone:     510-785-5940
Fax:       510-785-5947

                                EXHIBIT 6.11 TO
                SECOND AMENDED AND RESTATED FINANCING AGREEMENT
                                 BY AND BETWEEN
                            ENCORE WIRE CORPORATION
                                      AND
                           NATIONSBANK OF TEXAS, N.A.


                               Pending Litigation

1.       Pedro Romaro Mancera

         Borrower received a letter dated April 17, 1997 indicating that Pedro Romaro Mancera, a former employee of Borrower, has retained legal counsel in connection with a Wrongful Termination of Employment claim and/or an Americans With Disabilities Act Claim. As of the date hereof, there is no pending litigation regarding such potential claims. Borrower intends to vigorously defend any such claims.

2. Hosseininejad Electric Company v. Spag's Supply, Inc. and Encore Wire Corporation, Civil Action No. 9662CV1965, filed November 5, 1996, District Court, Worcester Division, Commonwealth of Massachusetts.

         Plaintiff claims that it purchased defective wire from Spag's Supply, Inc. that was manufactured by Encore Wire Corporation. Plaintiff seeks $2,000.00 in damages plus costs, interest, and attorneys' fees. Borrower intends to vigorously defend such claim. Borrower cannot at this time evaluate the likelihood of an unfavorable outcome or estimate the range of potential loss, if any.

                                EXHIBIT 6.14 TO
                SECOND AMENDED AND RESTATED FINANCING AGREEMENT
                                 BY AND BETWEEN
                            ENCORE WIRE CORPORATION
                                      AND
                           NATIONSBANK OF TEXAS, N.A.

                             Tax Returns or Filings



         None

                                EXHIBIT 7.21 TO
                SECOND AMENDED AND RESTATED FINANCING AGREEMENT
                                 BY AND BETWEEN
                            ENCORE WIRE CORPORATION
                                      AND
                           NATIONSBANK OF TEXAS, N.A.

                                     Budget